                                                                  EXHIBIT 10.106

                                                                  EXECUTION COPY

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                          SALE AND SERVICING AGREEMENT

                                      AMONG

                        BXG RECEIVABLES OWNER TRUST 2000,
                                   AS ISSUER,

                  BLUEGREEN RECEIVABLES FINANCE CORPORATION IV,
                               AS TRUST DEPOSITOR,

                             BLUEGREEN CORPORATION,
                          INDIVIDUALLY AND AS SERVICER,

                         CONCORD SERVICING CORPORATION,
                              AS BACK-UP SERVICER,

                              VACATION TRUST, INC.,
                                AS CLUB TRUSTEE,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                       AS INDENTURE TRUSTEE AND CUSTODIAN,

                             HELLER FINANCIAL, INC.,
                            AS FACILITY ADMINISTRATOR

                                       AND

                             HELLER FINANCIAL, INC.

                                       AND

                               BARCLAYS BANK PLC,
                                 AS NOTEHOLDERS

                          DATED AS OF SEPTEMBER 1, 2000


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         ARTICLE ONE  DEFINITIONS.................................................................................2
               SECTION 1.1.  DEFINITIONS..........................................................................2
               SECTION 1.2.  USAGE OF TERMS.......................................................................2
               SECTION 1.3.  SECTION REFERENCES...................................................................2
               SECTION 1.4.  OTHER INTERPRETIVE PROVISIONS........................................................2
               SECTION 1.5.  ACCOUNTING TERMS.....................................................................2
         ARTICLE TWO  TRANSFER OF RECEIVABLES.....................................................................2
               SECTION 2.1.  SALES................................................................................2
               SECTION 2.2.  PROCEDURES FOR PURCHASES.............................................................5
               SECTION 2.3.  ESTABLISHMENT OF ACCOUNTS; RESERVE ACCOUNT...........................................6
               SECTION 2.4.  DEPOSITS TO ACCOUNTS.................................................................7
               SECTION 2.5.  INVESTMENT OF ACCOUNTS...............................................................7
               SECTION 2.6.  PAYMENTS AND COMPUTATIONS; FUNDING INDEMNITY FOR FAILED PURCHASE.....................7
               SECTION 2.7.  ADDITION/SUBSTITUTION OF RECEIVABLES.................................................8
               SECTION 2.8.  EXTENSION OF PURCHASE PERIOD; INCREASE IN COMMITMENT................................10
               SECTION 2.9.  ACCEPTANCE BY TRUST.................................................................10
               SECTION 2.10.  MONTHLY DISTRIBUTIONS..............................................................11
               SECTION 2.11.  DISTRIBUTIONS......................................................................11
         ARTICLE THREE  SERVICING OF RECEIVABLES.................................................................15
               SECTION 3.1.  RESPONSIBILITY FOR RECEIVABLE ADMINISTRATION........................................15
               SECTION 3.2.  STANDARD OF CARE....................................................................15
               SECTION 3.3.  FILING..............................................................................15
               SECTION 3.4.  RECORDS.............................................................................15
               SECTION 3.5.  INSPECTION..........................................................................15
         ARTICLE FOUR  CONDITIONS OF PURCHASES...................................................................16
               SECTION 4.1.  CONDITIONS PRECEDENT TO INITIAL PURCHASE............................................16
               SECTION 4.2.  CONDITIONS PRECEDENT TO ALL PURCHASES...............................................16
         ARTICLE FIVE  REPRESENTATIONS AND WARRANTIES............................................................17
               SECTION 5.1.  REPRESENTATIONS AND WARRANTIES OF THE TRUST DEPOSITOR...............................18
               SECTION 5.2.  REPRESENTATIONS AND WARRANTIES OF TRUST DEPOSITOR RELATING TO THE RECEIVABLES.......22
               SECTION 5.3.  REPRESENTATIONS AND WARRANTIES OF THE CLUB AND THE CLUB TRUSTEE.....................24
               SECTION 5.4.  REPRESENTATIONS AND WARRANTIES OF THE SERVICER......................................26
         ARTICLE SIX  GENERAL COVENANTS..........................................................................28
               SECTION 6.1.  GENERAL COVENANTS OF THE TRUST DEPOSITOR............................................28
               SECTION 6.2.  GENERAL COVENANTS OF THE CLUB TRUSTEE...............................................33
               SECTION 6.3.  GENERAL COVENANTS OF THE SERVICER...................................................35
               SECTION 6.4.  RELEASE OF INTEREST IN INTERVAL.....................................................38
               SECTION 6.5.  RETRANSFER OF INELIGIBLE RECEIVABLES................................................38
         ARTICLE SEVEN  SUBJECT TO CLUB TRUST AGREEMENT..........................................................40
               SECTION 7.1.  RIGHTS SUBJECT TO CLUB TRUST AGREEMENT..............................................40


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         ARTICLE EIGHT  SERVICER TERMINATION EVENTS..............................................................40
               SECTION 8.1.  SERVICER TERMINATION EVENTS.........................................................40
               SECTION 8.2.  SERVICE TRANSFER....................................................................42
               SECTION 8.3.  SUCCESSOR SERVICER TO ACT; APPOINTMENT OF SUCCESSOR SERVICER........................43
               SECTION 8.4.  EFFECT OF TRANSFER..................................................................43
               SECTION 8.5.  SUCCESSOR SERVICER INDEMNIFICATION..................................................44
               SECTION 8.6.  RESPONSIBILITIES OF THE SUCCESSOR SERVICER..........................................44
               SECTION 8.7.  WAIVER OF SERVICER TERMINATION EVENT................................................44
         ARTICLE NINE  PERFORMANCE AND DUTIES OF SERVICER........................................................45
               SECTION 9.1.  GENERAL REQUIREMENTS OF SERVICER....................................................45
               SECTION 9.2.  SERVICER AS INDEPENDENT CONTRACTOR..................................................45
               SECTION 9.3.  [OMITTED]...........................................................................45
               SECTION 9.4.  DESCRIPTION OF REPORTS..............................................................45
               SECTION 9.5.  OFFICER'S CERTIFICATE...............................................................47
               SECTION 9.6.  ANNUAL REPORT OF ACCOUNTANTS........................................................47
               SECTION 9.7.  ANNUAL STATEMENT OF COMPLIANCE FROM SERVICER........................................48
               SECTION 9.8.  SALES AND INVENTORY REPORTS.........................................................48
               SECTION 9.9.  QUARTERLY FINANCIAL REPORTS.........................................................48
               SECTION 9.10.  TIME SHARE ASSOCIATION REPORTS.....................................................48
               SECTION 9.11.  AUDIT REPORTS......................................................................49
               SECTION 9.12.  OTHER REPORTS......................................................................49
               SECTION 9.13.  SEC REPORTS........................................................................49
               SECTION 9.14.  SERVICER REMARKETING...............................................................49
               SECTION 9.15.  SERVICER ADVANCES..................................................................50
               SECTION 9.16.  CONSIDERATION......................................................................50
         ARTICLE TEN  FACILITY ADMINISTRATOR.....................................................................50
               SECTION 10.1.  APPOINTMENT; NATURE OF RELATIONSHIP................................................50
               SECTION 10.2.  POWERS.............................................................................50
               SECTION 10.3.  GENERAL IMMUNITY...................................................................51
               SECTION 10.4.  NO RESPONSIBILITY FOR ADVANCES, RECITALS, ETC......................................51
               SECTION 10.5.  ACTION ON INSTRUCTIONS OF NOTEHOLDERS..............................................51
               SECTION 10.6.  EMPLOYMENT OF AGENTS AND COUNSEL...................................................52
               SECTION 10.7.  RELIANCE ON DOCUMENTS; COUNSEL.....................................................52
               SECTION 10.8.  FACILITY ADMINISTRATOR'S REIMBURSEMENT AND INDEMNIFICATION.........................52
               SECTION 10.9.  NOTICE OF DEFAULT..................................................................52
               SECTION 10.10.  RIGHTS AS A NOTEHOLDER............................................................53
               SECTION 10.11.  NOTEHOLDER CREDIT DECISION........................................................53
               SECTION 10.12.  SUCCESSOR FACILITY ADMINISTRATOR..................................................53
         ARTICLE ELEVEN  ASSIGNMENTS; REPURCHASE OPTION..........................................................54
               SECTION 11.1.  ASSIGNMENTS; PARTICIPATIONS........................................................54
               SECTION 11.2.  TRUST DEPOSITOR'S REPURCHASE OPTION................................................55
         ARTICLE TWELVE  TERMINATION.............................................................................55
               SECTION 12.1.  SALE OF TRUST ASSETS...............................................................55
         ARTICLE THIRTEEN  MISCELLANEOUS.........................................................................56


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               SECTION 13.1.  AMENDMENTS AND WAIVERS.............................................................56
               SECTION 13.2.  PROTECTION OF TITLE TO TRUST.......................................................57
               SECTION 13.3.  NOTICES, ETC.......................................................................58
               SECTION 13.4.  NO WAIVER; REMEDIES................................................................60
               SECTION 13.5.  BINDING EFFECT.....................................................................60
               SECTION 13.6.  TERM OF THIS AGREEMENT.............................................................60
               SECTION 13.7.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE...............61
               SECTION 13.8.  WAIVER OF JURY TRIAL...............................................................61
               SECTION 13.9.  COSTS, EXPENSES AND TAXES..........................................................61
               SECTION 13.10.  NO BANKRUPTCY COVENANT............................................................62
               SECTION 13.11.  PROTECTION OF OWNERSHIP INTERESTS OF THE TRUST; INTENT OF PARTIES; BACK-UP
                               SECURITY INTEREST.................................................................62
               SECTION 13.12.  BACK-UP SECURITY INTEREST.........................................................63
               SECTION 13.13.  EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION..............................64
               SECTION 13.14.  FURTHER ASSURANCES................................................................64
               SECTION 13.15.  SAVINGS CLAUSE....................................................................64
               SECTION 13.16.  LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE....................64
               SECTION 13.17.  CONFIDENTIALITY...................................................................65


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                                    SCHEDULES

 SCHEDULE I        Condition Precedent Documents
 SCHEDULE II       Servicer Reports
 SCHEDULE III      Tradenames, Fictitious Names and "Doing Business As" Names
 SCHEDULE IV       Fees
 SCHEDULE V        Location of Receivables Files

                                    EXHIBITS

 EXHIBIT A         Form of Request Notice For Initial and Incremental Purchases
 EXHIBIT B         Form of List of Deliveries for all Advances
 EXHIBIT C         List of Resorts
 EXHIBIT D         Form of Monthly Report
 EXHIBIT E         Club Trust Agreement
 EXHIBIT F         Provisions of the Trust Depositor's Certificate of
                     Incorporation
 EXHIBIT G         Form of Servicing Officer's Certificate
 EXHIBIT H         Form of Assignment
 EXHIBIT I         Form of Subsequent Transfer Agreement
 EXHIBIT J         Form of Substitute Receivables Transfer Agreement
 EXHIBIT K         Credit Policy
 EXHIBIT l         Collection Policies

                                     ANNEXES

 Definitions Annex



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                          SALE AND SERVICING AGREEMENT

         SALE AND SERVICING AGREEMENT, dated as of September 1, 2000, among BXG Receivables Owner Trust 2000 (together with its successors and assigns, the "ISSUER" or the "TRUST"), Bluegreen Receivables Finance Corporation IV (together with its successor and assigns, the "TRUST DEPOSITOR"), U.S. Bank Trust National Association (in its capacity as Indenture Trustee, together with its successors and assigns, the "INDENTURE TRUSTEE" and in its capacity as Custodian, together with its successors and assigns, the "CUSTODIAN"), Vacation Trust, Inc., as club trustee under the Club Trust Agreement (in such capacity, the "CLUB TRUSTEE"); Concord Servicing Corporation ("BACK-UP SERVICER"), Bluegreen Corporation (individually to the extent set forth herein, together with its successor and assigns, "BLUEGREEN" or, in its capacity as Servicer, together with its successors and assigns, the "SERVICER"), Heller Financial, Inc., in its capacity as facility administrator ("FACILITY ADMINISTRATOR"), and Heller Financial, Inc. and Barclays Bank PLC, as Noteholders ("NOTEHOLDERS").

         WHEREAS, the Trust desires to purchase from time to time from the Trust Depositor the Trust Assets including, but not limited to, the Receivables related to the financing of certain timeshare interests by the Sellers and subsequently sold by the Sellers to the Trust Depositor;

         WHEREAS, the Trust Depositor is willing to sell the Trust Assets to the Trust pursuant to the terms hereof;

         WHEREAS, the Heller Financial, Inc. is willing to act as Facility Administrator under the Transaction Documents;

         WHEREAS, Bluegreen is willing to act as owner trust administrator under the Administration Agreement;

         WHEREAS, U.S. Bank Trust National Association is willing to act as Indenture Trustee under the Indenture and as Custodian under the Custodial Agreement;

         WHEREAS, Concord Servicing Corporation is willing to act as Back-Up Servicer under the Back-Up Servicing Agreement;

         WHEREAS, the Club Trustee is a limited purpose entity which, on behalf of the Beneficiaries, holds title to certain Intervals and Deeds relating to Receivables sold pursuant to this Agreement;

         WHEREAS, Bluegreen is willing and has agreed pursuant hereto to act as Servicer for the Trust Assets and to service the Receivables pursuant to the terms hereof;

         WHEREAS, the Noteholders have agreed to purchase notes issued by the Trust to facilitate the Trust's purchase of the Trust Assets;



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         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Definitions Annex.

         SECTION 1.2 USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."

         SECTION 1.3 SECTION REFERENCES. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         SECTION 1.4 OTHER INTERPRETIVE PROVISIONS. Except to the extent otherwise specified in the particular term or provision at issue, this Agreement (including the Definitions Annex hereto) shall be interpreted and construed in accordance with the Document Conventions.

         SECTION 1.5 ACCOUNTING TERMS. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                  ARTICLE TWO

                             TRANSFER OF RECEIVABLES

         SECTION 2.1 SALES.

                  (a) Subject to the terms and conditions of this Agreement, the Trust Depositor shall sell and assign to the Trust the Trust Assets from time to time designated and identified for purchase in accordance with SECTION 2.2 hereof, and the Trust agrees to make such purchases from time to time (the first such date, the "INITIAL PURCHASE DATE") during the period from the Closing Date to but not including the Purchase Period Termination Date (the first such sale and purchase to be effected hereunder, the "INITIAL PURCHASE"; each subsequent sale and purchase, an "INCREMENTAL PURCHASE"; and any such sale and purchase, a "PURCHASE"). Under no circumstances, however, shall the Trust be obligated to make any Purchase if, after giving effect to such Purchase, either (i) the aggregate Outstanding Amount for all Classes of Notes would exceed the Note Purchase Limit or (ii) the aggregate Outstanding Amount for all Classes of Notes

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would exceed Availability. Upon the payment of the related Cash Purchase Price
(as defined below) for the Initial Purchase or any Incremental Purchase, the Trust Depositor shall have, and shall be deemed hereunder to have, irrevocably and absolutely sold, assigned, transferred and conveyed to the Trust, without recourse, representation or warranty, express or implied, except as provided in the Transaction Documents, all right, title and interest of the Trust Depositor in and to the Trust Assets relating to such Initial Purchase or Incremental Purchase, as the case may be. The aggregate amount of all advances made by the Noteholders during the Purchase Period shall not exceed the Note Purchase Limit.

                  (b) The purchase price for the Purchased Receivables in each Asset Pool Portion shall be the applicable Cash Purchase Price. The "CASH PURCHASE PRICE" shall be an amount equal to the product of (i) the Receivable Balance as of the applicable Cutoff Date of the Eligible Receivables to be purchased, multiplied by (ii) the Credit Enhancement Factor(s) in effect on such Purchase Date. Subject to the satisfaction of the conditions and on the terms set forth herein, the Trust shall pay to the Trust Depositor the Cash Purchase Price for the Purchased Receivable on the related Purchase Date in accordance with the provisions of SECTION 2.2(B).

         On the date of the Initial Purchase, on each Incremental Purchase Date and on each Subsequent Transfer Date, the Trust Depositor shall sell, transfer, assign, set over and otherwise absolutely convey to the Trust by execution of an Assignment substantially in the form of EXHIBIT H hereto:

                           (i) the Receivables (including Subsequent
                  Receivables) conveyed or being conveyed to the Trust hereunder and specified on the List of Receivables (or Subsequent List of Receivables) delivered to the Facility Administrator and the Custodian, and all payments of interest and principal, other Collections thereon and monies received, due or to become due in payment of such Receivables after the Cutoff Date;

                           (ii) the Mortgages and other instruments or documents
                  securing such Receivables;

                           (iii) the Receivables Files;

                           (iv) all payments made or to be made after the Cutoff
                  Date with respect to such Receivables or the Obligor thereunder under any guarantee or similar credit enhancement with respect to such Receivables;

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                           (v) all Insurance Proceeds with respect to any such
                  Receivables, if applicable;

                           (vi) all rights of the Trust Depositor under the Sale
                  and Contribution Agreement including but not limited to all rights with respect to the Receivables, including, without limitation, in respect of the obligation of the Sellers to repurchase or replace Receivables under certain circumstances as specified therein;

                           (vii) the Trust Accounts and all Trust Account
                  Property;

                           (viii) each Assignment;

                           (ix) all rights under the Interest Rate Cap
                  Agreements; and

                           (x) all income from and proceeds of the foregoing
                  (the property in clauses (i)-(x), being the "TRUST Assets").

Although the Trust Depositor and the Trust agree that such transfer is intended to be a sale of ownership of the Trust Assets, rather than the granting of a security interest to secure a borrowing, and that the Trust Assets shall not be property of the Trust Depositor, in the event, notwithstanding such intent, such transfer is deemed to be a grant of a security interest to secure a borrowing, the Trust Depositor shall be deemed to have granted (and hereby grants to) the Trust a perfected first priority security interest in such Trust Assets (subject to Permitted Liens) and this Agreement shall constitute a security agreement under applicable law securing the repayment of the purchase price paid hereunder and the obligations and/or interests provided for in this Agreement and the other Transaction Documents and in the order and priorities, and subject to the other terms and conditions of this Agreement.

                  (c) Upon payment of the Cash Purchase Price by the Trust in the amount determined in accordance with SECTION 2.1(B) and SECTION 2.2(B) with respect to all Trust Assets purchased on a Purchase Date, the ownership of all such Trust Assets will be solely vested in the Trust. None of the Sellers, Servicer, Trust Depositor nor Club Trustee shall take any action inconsistent with such ownership and shall not claim any ownership interest in any Trust Asset. The Trust Depositor, the Sellers, Servicer and Club Trustee shall each indicate in their respective books and records that ownership of each Purchased Receivable and related Trust Assets is held by the Trust. In addition, each of the Trust Depositor, the Sellers and the Servicer shall respond to any inquiries with respect to ownership of the Trust Assets by stating that it is no longer the owner of the Trust Assets and that ownership of the Trust Assets is held by the Trust. Any documents relating to the Purchased Receivables retained by the Trust Depositor, the Sellers, the Servicer, or Club Trustee shall be held in trust by the Trust Depositor, the Sellers, the Servicer and the Club Trustee, for the benefit of the Trust, and possession of any incident of ownership relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables or otherwise at the direction and in the discretion of the Facility Administrator. Such retention and possession (other than retention by the Club Trustee of Deeds relating to Receivables as to which the rights of the Trust, as an Interest Holder Beneficiary (as defined in the Club Trust Agreement) shall be as set forth in the Club Trust Agreement) is at the will of the Trust and in a custodial capacity for the benefit of the Trust and its assignees only. Subject to the rights of the Beneficiaries and the other provisions of the Club Trust Agreement, the Facility Administrator may direct the Club Trustee at any time to transfer any Deed(s) relating to any Receivable purchased hereunder to the Trust or its nominee; PROVIDED that any such transfer will be made subject to the Mortgage relating thereto, if any.

         SECTION 2.2. PROCEDURES FOR PURCHASES.

                  (a) During the Purchase Period, no later than twenty (20) days prior to each Purchase Date, the Trust Depositor shall notify the Indenture Trustee and the Facility Administrator of the intent to effect a Purchase and the proposed Purchase Date thereof. During the Purchase Period, no later than 10:00 a.m. (Chicago, Illinois time) on a date which is at least two (2) Business Days before any intended Purchase Date, the Trust Depositor will deliver or cause to be delivered to the Indenture Trustee and the Facility Administrator a Request Notice substantially in the form of EXHIBIT A hereto. In the event that the Trust Depositor does not provide a properly completed Request Notice (and subject to all other terms and conditions to such Purchase hereunder), the Trust will not be obligated to purchase Eligible Receivables on such intended Purchase Date until such time as such terms and conditions are met. Each such Request Notice shall specify, among other things, (i) the aggregate amount of such Purchase, which shall be in a minimum amount equal to $10,000,000, or such lesser amount as may be equal to the then unused portion of the Note Purchase Limit, (ii) the intended Purchase Date for such Purchase, and (iii) the aggregate Outstanding Amount for all Classes of Notes, Availability and the Note Purchase Limit, both immediately preceding and after giving effect to such Purchase.

                  (b) On each Purchase Date, and subject to the satisfaction of the conditions of Article IV hereof and Articles IV and V of the Note Purchase Agreements, the Servicer will prepare and deliver an Assignment to the Trust Depositor and the Trust in the form of EXHIBIT H hereto with respect to the Trust Assets being purchased on such Purchase Date by the Trust. The Trust Depositor and the Trust shall thereupon execute such Assignment and deliver executed copies thereof to the Servicer who will in turn cause a fully executed copy of such Assignment to be delivered to the Indenture Trustee, the Custodian and the Facility Administrator. The Trust shall thereupon pay to the Trust Depositor the Cash Purchase Price for such Trust Assets, by wire transfer in same day funds in accordance with the wire transfer instructions specified in the related Request Notice. The Trust Depositor shall be solely responsible for obtaining ownership of the Trust Assets from the Sellers pursuant to the Sale and Contribution Agreement or otherwise, prior to transfer of ownership of such Trust Assets to the Trust under this Agreement.




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                  (c) The Facility Administrator will promptly notify the
Noteholders of the receipt of a Request Notice.

         SECTION 2.3. ESTABLISHMENT OF ACCOUNTS; RESERVE ACCOUNT.

                  (a) Prior to or simultaneously with the execution and delivery of this Agreement, the Servicer shall (i) establish an Eligible Deposit Account in the name of the Trust, titled "BXG RECEIVABLES OWNER TRUST 2000 LOCKBOX ACCOUNT RE BLUEGREEN RECEIVABLES SALE AND SERVICING AGREEMENT" (the "LOCKBOX ACCOUNT"), and (ii) enter into the Lockbox Agreement which shall direct that all monies deposited in the Lockbox Account shall be forwarded in accordance with
Section 2.4. The Trust Depositor and the Servicer shall send to the Lockbox Bank for deposit into the Lockbox Account all Collections they may receive in respect of Purchased Receivables no later than the next Business Day following the date of receipt thereof. Any Collections in respect of Purchased Receivables held by the Trust Depositor or the Servicer pending transfer to the Lockbox Account shall be held in trust for the benefit of the Indenture Trustee and the Noteholders until such amounts are deposited into the Lockbox Account as set forth above. The Servicer shall receive evidence of all deposits made to the Lockbox Account and shall post them, on a daily basis, to the respective Receivables upon receipt.

                  (b) Prior to or simultaneously with the execution and delivery of this Agreement, the Servicer shall establish an Eligible Deposit Account with and in the name of the Indenture Trustee for the benefit of the Noteholders titled "BXG RECEIVABLES OWNER TRUST 2000 COLLECTION ACCOUNT RE BLUEGREEN RECEIVABLES SALE AND SERVICING AGREEMENT" (the "COLLECTION ACCOUNT"). The Trust Depositor and the Servicer shall deposit all Collections they may receive in respect of any Interest Rate Cap Agreement into the Collection Account no later than the next Business Day following the date of receipt thereof.

                  (c) Prior to or simultaneously with the execution and delivery of this Agreement, the Trust Depositor and the Indenture Trustee shall establish an Eligible Deposit Account in the name of the Indenture Trustee for the benefit of the Noteholders titled "BXG RECEIVABLES OWNER TRUST 2000/BLUEGREEN FACILITY RESERVE ACCOUNT" (the "RESERVE ACCOUNT").

                  (d) Prior to the Facility Termination Date, on or prior to each Payment Date (and in anticipation of allocations and distributions to be made on such Payment Date pursuant to Section 2.6), the Servicer in consultation with the Facility Administrator, and based upon information provided in the Monthly Report delivered by the Servicer to the Facility Administrator and the Indenture Trustee two (2) Business Days prior to the related Payment Date, shall determine the extent to which Available Amounts in the Collection Account (including proceeds of any Servicer Advance deposited therein in accordance with Section 9.15) are insufficient to pay Indenture Trustee Fees, Owner Trustee Fees, Facility Administrator Fees, Minimum Usage Fees, Lockbox Fees, Protective Advances, Back-Up Servicer Fees, Custodian Fees, Unreimbursed Servicer Advances, Servicing Fees (if the Servicer is not Bluegreen or an Affiliate of Bluegreen) as well as the Note Interest Distributable Amount and Note Principal Distributable Amount required on such Payment Date. To the extent of insufficiencies with respect to the payments to be made pursuant to SECTIONS 2.11(A)(VIII), (A)(IX), (A)(X) and (A)(XI) on or prior to each Payment Date amounts held in the Reserve Account shall be transferred to the Collection




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

Account, treated as Available Amounts for such Payment Date and thereafter applied in order for any of such payments or allocations to be made. After the occurrence and during the continuance of an Event of Default or Termination Event all amounts held in the Reserve Account shall be transferred to the Collection Account and applied and allocated as Available Amounts on the Payment Date with respect to the related Collection Period to the extent of insufficiencies with respect to the payments to be made pursuant to SECTIONS 2.11(B)(VIII), (B)(IX), (B)(X), (B)(XI), (B)(XIV) and (B)(XV).

         SECTION 2.4. DEPOSITS TO ACCOUNTS.

         On each Monday, Wednesday, and Friday (or, if any Monday, Wednesday or Friday is not a Business Day, then on the next succeeding Business Day) and the last Business Day of each month pursuant to the Lockbox Agreement, all Collections in the Lockbox Account shall be transferred by automated wire by the Lockbox Bank to the Collection Account. In addition, the proceeds of Servicer Advances made pursuant to SECTION 9.15, transfers from the Reserve Account made pursuant to SECTION 2.3(D), and payments of any Transfer Deposit Amount received from the Sellers or Trust Depositor shall be deposited to the Collection Account.

         SECTION 2.5. INVESTMENT OF ACCOUNTS.

         Subject to the provisions of this SECTION 2.5, amounts on deposit in any Trust Account (other than the Lockbox Account) shall be invested in Permitted Investments. Until the Facility Termination Date, the Indenture Trustee, at the direction of the Servicer, shall invest all such amounts in Permitted Investments selected by the Servicer that mature no later than the immediately succeeding Payment Date. On and after the Facility Termination Date, any investment of such amounts in Permitted Investments shall be solely at the discretion of the Facility Administrator. All Investment Earnings shall be deposited into the Collection Account or the Reserve Account, as the case may be, as and when received and shall be applied and disbursed in the same manner and priority as all other amounts in the Collection Account. The Indenture Trustee may trade with itself or an Affiliate in the purchase or sale of Permitted Investments. The Servicer acknowledges that to the extent that regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Servicer the right to receive brokerage confirmations or security transactions as they occur, the Servicer specifically waives receipt of such confirmations.

         SECTION 2.6. PAYMENTS AND COMPUTATIONS; FUNDING INDEMNITY FOR FAILED PURCHASE.

                  (a) All amounts to be paid or deposited by the Sellers, Trust Depositor, Servicer or any other applicable payor referred to hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (Chicago, Illinois time) on the day when due in lawful money of the United States in immediately available funds, and if not so timely deposited, shall be deemed to have been received on the following Business Day.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, interest on interest or any fee payable hereunder, as the case may be.

                  (c) If any Purchase requested by the Trust Depositor pursuant to Section 2.2 is not for any reason whatsoever made or effectuated, as the case may be, on the date specified therefor, the Trust Depositor and Bluegreen, jointly and severally, shall be obligated to indemnify the Noteholders against any loss, cost or expense actually incurred by any Noteholder, including, without limitation, any out-of-pocket loss, cost or expense incurred by such Noteholder (as reasonably determined by such Noteholder) as a result of the liquidation or redeployment of deposits or other funds acquired by such Noteholder to fund or maintain such Purchase, as the case may be; PROVIDED, that no such indemnification shall be required if any Purchase is not made or effectuated as a result of any action or inaction by any Liquidity Bank or any Noteholder, other than a failure by such Noteholder to make an advance to allow the Trust to make any Purchase due to a failure of any condition precedent to such Purchase set forth herein.

         SECTION 2.7. ADDITION/SUBSTITUTION OF RECEIVABLES.

                  (a) On any day prior to the Facility Termination Date provided it is done no more than once each Collection Period, and subject to the terms and conditions hereof, the Trust Depositor may at its option (x) replace a Purchased Receivable currently in the Asset Pool (a "REPLACED RECEIVABLE") with one or more Subsequent Receivables; or (y) transfer Subsequent Receivables to the Trust. Subject to the conditions set forth in paragraph (b) below, the Trust Depositor if exercising such option shall sell, transfer, assign, set over and otherwise absolutely convey to the Trust, without recourse, representation or warranty other than as expressly provided in the Transaction Documents, (i) all the Trust Depositor's right, title and interest in and to the Subsequent Receivables listed on the related Subsequent List of Receivables (including, without limitation, all Collections and rights to receive Collections with respect thereto after the related Subsequent Cutoff Date, but excluding any collections or rights to receive payments which were collected pursuant thereto prior to such Subsequent Cutoff Date), and (ii) all other rights and property interests consisting of Trust Assets related to such Subsequent Receivables (the property in clauses (i)-(ii) above, upon such transfer, becoming part of the Trust Assets and the Asset Pool).

                  (b) The Trust Depositor may transfer to the Trust the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor, that such conditions have been or will be, as of the related Subsequent Transfer Date, satisfied):

                           (i) The Trust Depositor shall have provided the
                  Indenture Trustee and the Facility Administrator notice of its intention to effect a Subsequent Transfer at least twenty (20) days prior to the proposed Subsequent Transfer Date and the Trust Depositor shall have provided the Indenture Trustee and the Facility Administrator with an Addition Notice complying with the definition thereof no later than two (2) Business Days prior to the proposed Subsequent Transfer Date;

                           (ii) the Subsequent Receivable(s) being conveyed to
                  the Trust, satisfy the Subsequent Receivable Qualification Conditions;

                           (iii) after giving effect to such conveyance, the
                  Subsequent Receivable Transfer Conditions shall remain satisfied;

                           (iv) the Trust Depositor shall have delivered to the
                  Facility Administrator and the Indenture Trustee a duly executed written assignment in favor of the Trust, in substantially the form of EXHIBIT I hereto (the "SUBSEQUENT TRANSFER AGREEMENT" or, in the case of Substitute Receivables, substantially in the form of EXHIBIT J hereto (the "SUBSTITUTE RECEIVABLES TRANSFER Agreement"), which shall include a Subsequent List of Receivables listing the Subsequent Receivables or Substitute Receivables;

                           (v) the Trust Depositor shall have deposited or
                  caused to be deposited in the Collection Account all Collections received with respect to the Subsequent Receivables after the related Subsequent Cutoff Date;

                           (vi) as of each Subsequent Transfer Date, both the
                  Sellers and the Trust Depositor were Solvent and the conveyance would not have the effect of rendering either no longer Solvent;

                           (vii) no selection procedures believed by the Sellers
                  or the Trust Depositor to be adverse to the interests of the Trust shall have been utilized in selecting the Subsequent Receivables;

                           (viii) each of the representations and warranties
                  made by the Sellers pursuant to Article III of the Sale and Contribution Agreement applicable to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date, and the Sellers shall have performed in all material respects all obligations to be performed by them hereunder or thereunder on or prior to such Subsequent Transfer Date; and

                           (ix) the Sellers shall, at their own expense, on or
                  prior to the Subsequent Transfer Date, have indicated in their Computer Disk and Records that the Subsequent Receivables identified on the Subsequent List of Receivables in the Subsequent Transfer Agreement have been sold to the Trust through the Trust Depositor pursuant to this Agreement and the Sale and Contribution Agreement.

                  (c) In connection with any replacement of existing Receivables in the Asset Pool with Subsequent Receivables effected in accordance with
Section 2.7(a), the Indenture Trustee shall, automatically and without further action, be deemed to transfer to the Trust Depositor, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Trust in, to and under the related Replaced Receivable (including any Collections received with respect thereto after the related Subsequent Cutoff
Date), and the Indenture Trustee shall be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, but without any other recourse, representation or warranty, express or implied.

         SECTION 2.8. EXTENSION OF PURCHASE PERIOD; INCREASE IN COMMITMENT.

                  (a) The Trust Depositor may, within 180 days, but no later than 90 days, prior to the then applicable Purchase Period Termination Date, by written notice to the Facility Administrator, who will make written request for the Noteholders to extend the Purchase Period for one additional period of 364 days commencing on the Purchase Period Termination Date then in effect. The Facility Administrator will promptly notify the Noteholders of such request. The Noteholders shall make a determination, in their sole discretion and after a full credit review, not less than 30 days prior to the then applicable Purchase Period Termination Date as to whether or not they will agree to extend the Purchase Period Termination Date; PROVIDED, HOWEVER, that the failure of the Noteholders to make a timely response to the Trust Depositor's request for extension of the Purchase Period Termination Date shall be deemed to constitute a refusal by the Noteholders to extend the Purchase Period Termination Date. The Purchase Period Termination Date shall only be extended upon the written consent of all of the Noteholders.

                  (b) At any time after the Closing Date, the Trust Depositor may, by written notice to the Facility Administrator (who will promptly forward such notice to the Noteholders) at least ninety (90) days prior to the Purchase Period Termination Date, request an increase in the Note Purchase Limit; PROVIDED that any such increase must be in a minimum amount of U.S. $50,000,000. The unanimous consent of the Noteholders, in their sole discretion, may approve such request for an increase in the Note Purchase Limit, which increase shall become effective only upon receipt by the Trust Depositor of written confirmation of the Noteholders' consent to such increase, which specifies the Note Purchase Limit as so increased.

         SECTION 2.9. ACCEPTANCE BY TRUST. On the Closing Date, if the conditions set forth in Article Four have been satisfied, the Trust shall execute and issue, and the Indenture Trustee shall authenticate and deliver to, or upon the order of, the Trust Depositor, the Notes secured by the Collateral.

         SECTION 2.10. MONTHLY DISTRIBUTIONS. Each Noteholder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Noteholder at the address for such Noteholder appearing on the Note Register or by wire transfer if such Noteholder provides written instructions to the Paying Agent at least ten days prior to such Payment Date.

         SECTION 2.11. DISTRIBUTIONS.

                  (a) On each Payment Date (other than after the occurrence and during the continuance of an Event of Default or after a Termination Event in which event Section 2.11(b) shall apply), the Servicer will allocate Available Amounts and instruct the Indenture Trustee to make payments from the Collection Account in the following order of priority:

                           (i) pro rata to the extent of Available Amounts, to
                  the Indenture Trustee, the Indenture Trustee Fee including any unpaid Indenture Trustee Fees with respect to one or more prior Collection Periods; to the Custodian, the Custodian Fee including any unpaid Custodian Fees with respect to one or more prior Collection Periods; to the Lockbox Bank, the Lockbox Bank Fee including any unpaid Lockbox Bank Fees with respect to one or more prior Collection Periods; to the Owner Trustee, the Owner Trustee Fee including any unpaid Owner Trustee Fees with respect to one or more prior Collection Periods;

                           (ii) to the Back-Up Servicer, the Back-Up Servicing
                  Fee, including any unpaid Back-Up Servicing Fee with respect to one or more prior Collection Periods;

                           (iii) to the Servicer, if the Servicer is not
                  Bluegreen or an Affiliate of Bluegreen, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Collection Periods;

                           (iv) to the Noteholders in accordance with their
                  applicable Note Percentage with respect to Receivables which are not Aruba Receivables, the Minimum Usage Fee;

                           (v) to the Facility Administrator, the Facility
                  Administrator Fee, including any unpaid Facility Administrator Fee with respect to one or more prior Collection Periods;

                           (vi) FIRST, to any Predecessor Servicer and SECOND,
                  to the Servicer, as applicable, any Unreimbursed Servicer Advances (which reimbursement shall be applicable to any Unreimbursed Servicer Advances previously made by any Predecessor Servicer);

                           (vii) FIRST, to any Predecessor Servicer and SECOND,
                  to the Servicer, as applicable, any Protective Advances to the extent not previously reimbursed;

                           (viii) to the Class A Noteholders, the Class A Note
                  Interest Distributable Amount;

                           (ix) to the Class B Noteholders, the Class B Note
                  Interest Distributable Amount;

                           (x) to the Class A Noteholders, the Class A Principal
                  Distributable Amount;

                           (xi) to the Class B Noteholders, the Class B
                  Principal Distributable Amount;

                           (xii) to the Class A Noteholders, costs relating to a
                  Class A Increased Costs Event, and to the Class B Noteholders, costs relating to a Class B Increased Costs Event, pro rata;

                           (xiii) to the Servicer, if the Servicer is Bluegreen
                  or an Affiliate of Bluegreen, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Collection Periods;

                           (xiv) if Bluegreen or an Affiliate thereof is the
                  Servicer, to the Servicer, but only to the extent the Servicer Purchase Option has been declined by the Servicer, any accrued and unpaid Remarketing Fees;

                           (xv) to the Reserve Account, the amount necessary to
                  increase the amount in the Reserve Account to the Reserve Account Required Amount; and

                           (xvi) any remaining amounts to the Trust Depositor.

                  (b) On each Payment Date after the occurrence and during the continuance of an Event of Default or after a Termination Event, the Servicer will allocate Available Amounts and instruct the Indenture Trustee to make payments from the Collection Account in the following order of priority:

                  (i) pro rata to the extent of Available Amounts, to the Indenture Trustee, the Indenture Trustee Fee including any unpaid Indenture Trustee Fees with respect to one or more prior Collection Periods; to the Custodian, the Custodian Fee including any unpaid Custodian Fees with respect to one or more prior Collection Periods; to the Lockbox Bank, the Lockbox Bank Fee including any unpaid Lockbox Bank Fees with respect to one or more prior Collection Periods; to the Owner Trustee, the Owner Trustee Fee including any unpaid Owner Trustee Fees with respect to one or more prior Collection Periods;

                  (ii) to the Back-Up Servicer, the Back-Up Servicing Fee, including any unpaid Back-Up Servicing Fee with respect to one or more prior Collection Periods;

                  (iii) to the Servicer, if the Servicer is not Bluegreen or an Affiliate of Bluegreen, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Collection Periods;

                  (iv) to the Noteholders in accordance with their applicable Note Percentage with respect to Receivables which are not Aruba Receivables, the Minimum Usage Fee;

                  (v) to the Facility Administrator, the Facility Administrator Fee, including any unpaid Facility Administrator Fee with respect to one or more prior Collection Periods;

                  (vi) FIRST, to any Predecessor Servicer and SECOND, to the Servicer, as applicable, any Unreimbursed Servicer Advances (which reimbursement shall be applicable to any Unreimbursed Servicer Advances previously made by any Predecessor Servicer);

                  (vii) FIRST, to any Predecessor Servicer and SECOND, to the Servicer, as applicable, any Protective Advances to the extent not previously reimbursed;

                  (viii) to the Class A Noteholders, the Class A Note Interest Distributable Amount;

                  (ix) to the Class B Noteholders, the Class B Note Interest Distributable Amount;

                  (x) to the Class A Noteholders, the Class A Principal Distributable Amount;

                  (xi) to the Class B Noteholders, the Class B Principal Distributable Amount;

                  (xii) to the Servicer, if the Servicer is Bluegreen or an Affiliate of Bluegreen, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Collection Periods;

                  (xiii) if Bluegreen or an Affiliate thereof is the Servicer, to the Servicer, but only to the extent the Servicer Purchase Option has been declined by the Servicer, any accrued and unpaid Remarketing Fees;

                  (xiv) to the Class A Noteholders, any remaining amounts until such time as the Class A Notes are paid in full (including amounts in respect of a Class A Increased Costs Event);

                  (xv) to the Class B Noteholders, any remaining amounts until such time as the Class B Notes are paid in full (including amounts in respect of a Class B Increased Costs Event); and

                  (xvi) any remaining amounts to the Trust Depositor.

         No recourse may be had to Bluegreen, the Issuer, Trust Depositor, Indenture Trustee, Club Trustee, Servicer, Back-Up Servicer or any of their respective Affiliates in the event that amounts distributed under this SECTION
2.11 are insufficient for payment of any amounts due under SECTION 2.11.

                                 ARTICLE THREE

                            SERVICING OF RECEIVABLES

         SECTION 3.1. RESPONSIBILITY FOR RECEIVABLE ADMINISTRATION. The Servicer is hereby appointed the servicer hereunder until such time as any Service Transfer may be effected under Section 8.2. The Servicer will have the sole right and obligation to manage, administer, service and make collections on the Receivables and the Trust Assets and perform or cause to be performed all contractual and customary undertakings of the holder of the Receivables to the Obligor.

         SECTION 3.2. STANDARD OF CARE. In managing, administering, servicing and making collections on the Receivables and the related Trust Assets pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer, and, in any event no less degree of skill and care than would be exercised by a prudent servicer of timeshare receivables. The Servicer shall at all times act in good faith and in the best interests of the Trust, with respect to the Trust Assets and the proceeds thereof, and use commercially reasonable efforts and exercise sound business judgment in performing its duties under this Agreement.

         SECTION 3.3. FILING. On or prior to the Closing Date, the Servicer shall cause the UCC financing statement(s) to be filed and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee may reasonably request to perfect and protect the Trust's first priority perfected interest in the Trust Assets (subject to Permitted Liens) against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

         SECTION 3.4. RECORDS. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the payment status of each Receivable.

         SECTION 3.5. INSPECTION. (a) At all times during the term hereof, the Servicer shall afford the Facility Administrator and the Indenture Trustee and their respective authorized agents reasonable access during normal business hours to the Servicer's records relating to the Trust Assets and will cause its personnel to assist in any examination of such records by the Facility Administrator or the Indenture Trustee, or such authorized agents and allow copies of the same to be made. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Facility Administrator or the Indenture Trustee or their respective authorized agents may, using generally accepted audit procedures, verify the status of each Receivable and review the Computer Disk and records relating thereto for conformity to Monthly Reports prepared pursuant to Section 9.4 and compliance with the standards represented to exist as to each Receivable in this Agreement.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Receivables at its principal executive office for inspection by the Facility Administrator and the Noteholders.

                                  ARTICLE FOUR

                             CONDITIONS OF PURCHASES

         SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE.

         The Initial Purchase hereunder is subject to the condition precedent that the Facility Administrator shall have received on or before the date of such purchase the items listed in SCHEDULE I, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the Facility Administrator.

         SECTION 4.2. CONDITIONS PRECEDENT TO ALL PURCHASES.

         The Initial Purchase and each Incremental Purchase from the Trust Depositor by the Trust shall be subject to the further conditions precedent that:

                  (a) the Facility Administrator, the Indenture Trustee and the Custodian shall have received on or before the date of such Purchase the items listed in EXHIBIT B in form and substance reasonably satisfactory to the Facility Administrator;

                  (b) the Servicer shall have delivered to the Facility Administrator (A) with respect to the Initial Purchase, a completed Asset Report dated within five (5) Business Days prior to the date of such Purchase and containing such additional information as may be reasonably requested by the Facility Administrator, (B) with respect to Incremental Purchases, a Subsequent List of Receivables relating to such Incremental Purchase, and (C) executed Assignments (under both the Sale and Contribution Agreement and this Agreement) relating thereto; and the Receivables File with respect to such Asset Pool Portion being purchased shall have been delivered into the custody of the Custodian (for the benefit of the Trust) (or arrangements for custody thereof otherwise satisfactory to the Trust shall have been implemented);

                  (c) all actions or additional actions necessary, in the reasonable judgment of the Facility Administrator, to obtain an absolute ownership interest in favor of the Trust in the Asset Pool Portion being purchased shall have been taken;

                  (d) on the date of such Purchase, the following statements shall be true and the Trust Depositor by accepting the Cash Purchase Price of such Purchase shall be deemed to have certified that:

                           (i) the representations and warranties contained in
                  Sections 5.1 and 5.2(a) and, solely with respect to the Receivables subject to such Purchase, Section 5.2(b) are true and correct on and as of such day as though made on and as of such date,

                           (ii) no event has occurred and is continuing, or
                  would result from such Purchase which constitutes a Servicer Event of Termination, Termination Event or an Event of Default,

                           (iii) on and as of such day the Outstanding Amount of
                  the Notes will not exceed Availability or the Note Purchase Limit, and

                           (iv) on and as of such day, the Trust Depositor and
                  the Servicer each has performed in all material respects all of the agreements contained in this Agreement and the other Transaction Documents to be performed by such Person at or prior to such day;

                  (e) no law, rule or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or government body, agency or instrumentality shall prohibit or enjoin any of the activities contemplated by the Transaction Documents;

                  (f) the Custodian shall have received an original note/instrument and related allonge with respect to each such Receivable (other than with respect to an Aruba Receivable); and

                  (g) the Facility Administrator shall have received an executed Interest Rate Cap Agreement meeting the requirements of SECTION 6.1 hereof.

                  (h) the Facility Administrator shall have received such other approvals, opinions or documents as the Facility Administrator may reasonably request.

                                  ARTICLE FIVE

                         REPRESENTATIONS AND WARRANTIES

         Each Seller under the Sale and Contribution Agreement has made, and upon execution of each Subsequent Purchase Agreement is deemed to remake, each of the representations and warranties set forth therein and has consented to the assignment by the Trust Depositor to the Trust of the Trust Depositor's rights with respect thereto. Such representations speak as of the execution and delivery of the Sale and Contribution Agreement and this Agreement and as of the Closing Date in the case of the initial Receivables, and as of the applicable Subsequent Transfer Date in the case of the Subsequent Receivables or Substitute Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Trust. Pursuant to Section 2.1 of this Agreement, the Trust Depositor has sold, assigned, transferred and conveyed to the Trust as part of the Trust Assets its rights under the Sale and Contribution Agreement, including without limitation, its rights with respect to the representations and warranties of the Sellers therein, together with all rights of the Trust Depositor with respect to any breach thereof including any right to require the Sellers to repurchase any Receivables in accordance with the Sale and Contribution Agreement. It is understood and agreed that the representations and warranties set forth or referred to in this Section shall survive delivery of the Receivables Files to the Custodian.

         The Trust Depositor hereby represents and warrants to the Owner Trustee and the Indenture Trustee that it has entered into the Sale and Contribution Agreement with the Sellers, that each Seller has made the representations and warranties in the Sale and Contribution Agreement as set forth therein, that such representations and warranties run to and are for the benefit of the Trust Depositor, the Owner Trustee, the Facility Administrator, the Indenture Trustee and the Noteholders, and that pursuant to Section 2.1 of this Agreement the Trust Depositor has transferred and assigned to the Trust all rights of the Trust Depositor to cause the Sellers to repurchase Receivables in the event of a breach of such representations and warranties in accordance with and subject to the terms of the Sale and Contribution Agreement.

         SECTION 5.1. REPRESENTATIONS AND WARRANTIES OF THE TRUST DEPOSITOR.

         The Trust Depositor represents and warrants, as of the Closing Date, each Purchase Date and each Subsequent Transfer Date, as follows:

                  (a) ORGANIZATION AND GOOD STANDING. The Trust Depositor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

                  (b) DUE QUALIFICATION. The Trust Depositor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations hereunder.

                  (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions provided for herein and therein have been duly authorized by the Trust Depositor by all necessary corporate action on the part of the Trust Depositor.

                  (d) NO CONFLICT. The execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, receivable, agreement, mortgage, deed of trust, or other instrument to which the Trust Depositor is a party (or by which it or any of its property is bound).

                  (e) NO VIOLATION. The execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof (including, without limitation, the sale of Trust Assets by the Trust Depositor or remittance of Collections in accordance with the provisions of this Agreement) will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Trust Depositor.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Trust Depositor, threatened against the Trust Depositor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Trust Depositor of its obligations under this Agreement or any Transaction Document.

                  (g) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the Trust Depositor's execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, have been obtained.

                  (h) BULK SALES. The execution, delivery and performance of this Agreement do not require compliance with any applicable "BULK SALES" law by the Trust Depositor.

                  (i) SOLVENCY. After giving effect to the transactions under this Agreement, the Trust Depositor will be Solvent.

                  (j) SELECTION PROCEDURES. No selection procedures materially adverse to the interests of the Trust were utilized by the Trust Depositor in selecting the Receivables in the Asset Pool.

                  (k) TAXES. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid when due all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax lien has been filed and, to the Trust Depositor's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

                  (l) AGREEMENTS ENFORCEABLE. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable against the Trust Depositor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (m) MARGIN REGULATION. The Trust Depositor is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any Margin Stock. The Trust Depositor does not own any Margin Stock, and none of the proceeds of any Purchase will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Trust Depositor will not take or permit to be taken any action which might cause any Transaction Document to violate any regulation of the Federal Reserve Board.

                  (n) NO LIENS. Each Trust Asset, together with the Receivable related thereto, shall, immediately prior to its sale hereunder, be owned by the Trust Depositor free and clear of any Lien (except Permitted Liens), and upon each Purchase, the Trust shall acquire an undivided ownership interest in each Trust Asset and in the Collections with respect thereto, free and clear of any Lien (except Permitted Liens). No effective financing statement or other instrument similar in effect covering any Trust Asset or the Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Trust relating to this Agreement, or in favor of the Trust Depositor as assignee of the Sellers.

                  (o) NOTE PURCHASE LIMIT AND AVAILABILITY. After giving effect to any current Purchase or conveyance of Receivables, (i) the aggregate Outstanding Amount of all Notes does not exceed Availability or the Note Purchase Limit and (ii) the aggregate amount of all advances made by the Noteholders under the Note Purchase Agreements does not exceed the Note Purchase Limit.

                  (p) REPORTS ACCURATE. No Asset Report, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Trust Depositor pursuant to this Agreement is or will be, when considered as a whole, inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Noteholders, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary in light of the circumstances under which made, to make the statements contained therein not misleading.

                  (q) LOCATION OF OFFICES. The principal place of business and chief executive office of the Trust Depositor and the Seller, and the office where the Trust Depositor and Seller keep all the Records, are located at the addresses of the Trust Depositor and Seller, respectively, referred to in
Section 13.3 hereof (or at such other locations as to which the notice and other requirements specified herein shall have been satisfied).

                  (r) TRADENAMES. Except as described in SCHEDULE III, neither the Trust Depositor nor the Seller has trade names, fictitious names, assumed names or "DOING BUSINESS AS" names or other names under which either has done or is doing business.

                  (s) SALE AND CONTRIBUTION AGREEMENT. The Sale and Contribution Agreement, including the other Transaction Documents contemplated thereby, is the only agreement pursuant to which the Trust Depositor acquires ownership of the Trust Assets. To the knowledge of the Trust Depositor, the representation and warranties of Sellers under the Sale and Contribution Agreement are true and correct.

                  (t) VALUE GIVEN. The Trust Depositor shall have given reasonably equivalent value to the Sellers in consideration for the transfer to the Trust Depositor of the Assets under the Sale and Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by any Seller to the Trust Depositor, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

                  (u) SPECIAL PURPOSE ENTITY. The Certificate of Incorporation of the Trust Depositor includes substantially the provisions set forth on EXHIBIT F hereto, and each Seller has confirmed in writing to the Trust Depositor and has covenanted in the Sale and Contribution Agreement that it will not cause the Trust Depositor to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws.

                  (v) ACCOUNTING. The Trust Depositor accounts for the transfer from the Sellers of interests in Assets and Collections under the Sale and Contribution Agreement and will account for transfers under this Agreement as sales of such Assets in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

                  (w) SEPARATE ENTITY. The Trust Depositor is operated as an entity with assets and liabilities distinct from those of the Sellers and any Affiliates thereof (other than the Trust Depositor), and the Trust Depositor hereby acknowledges that the Trust is entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Trust Depositor's identity as a separate legal entity from the Sellers and from each such other Affiliate of the Sellers.

                  (x) INVESTMENT COMPANY AND PUBLIC UTILITY HOLDING COMPANY. The Trust Depositor is not an "INVESTMENT company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (y) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation or warranty by the Trust Depositor contained herein or in any certificate or other document furnished by the Trust Depositor pursuant hereto or in connection herewith is when furnished true and correct in all material respects; provided, however, the Trust and the Noteholders acknowledge that with respect to the condition of a Receivable as an "ELIGIBLE RECEIVABLE" as of their date of Purchase or transfer hereunder, the Trust's remedy for a breach of a representation or warranty relating to a Receivable's status as an Eligible Receivable is provided by and limited to Section 6.5 hereof.

                  (z) RESERVATION SYSTEM. Other than with respect to the services contracted for by the Club Managing Entity with a third party which rights under such contracts shall be licensed (on a non-exclusive basis) to the Indenture Trustee for the benefit of the Noteholders, the Reservation System is owned by the Club Managing Entity free and clear of any liens or security interests, but subject to the provisions of the Club Management Agreement and the Club Trust Agreement, and the Club has the right to utilize such system under and pursuant to Club Management Agreement. The Club Management Agreement is in full force and effect and no default on the part of the Club Trustee or the Club Managing Entity exists thereunder. The Servicer owns 100% of the equity capital of the Club Managing Entity.

                  (aa) CLUB TRUST AGREEMENT. The Club Trust Agreement, of which a true and correct copy is attached hereto as EXHIBIT E, is in full force and effect.

                  The representations and warranties set forth in this section shall survive the transfer of the Trust Assets to the Trust, and termination of the rights and obligations of the Servicer hereunder. Upon discovery by the Trust Depositor, the Servicer or the Trust of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         SECTION 5.2. REPRESENTATIONS AND WARRANTIES OF TRUST DEPOSITOR RELATING TO THE RECEIVABLES.

         The Trust Depositor hereby represents and warrants to the Trust that, solely with respect to the Receivables then being sold or transferred as of the Closing Date, on a later Purchase Date and as of a Subsequent Transfer Date:

                  (a) VALID SALE AND TRANSFER OF OWNERSHIP. The Trust Depositor has good and marketable title to each Trust Asset free and clear of any Lien (other than Permitted Liens) of any Person and is the sole owner thereof and has full right to transfer the Trust Assets to the Trust.

                  (b) ELIGIBILITY OF RECEIVABLES. As of the initial Cutoff Date:

                           (i) the List of Receivables and the Asset Report
                  delivered in connection therewith is an accurate and complete listing in all material respects of all the Receivables in and to become part of the Asset Pool as of the Cutoff Date and the information contained therein (including with respect to the identity of such Receivables, Obligors thereon, and the amounts owing thereunder) is true and correct in all material respects as of the Cutoff Date,

                           (ii) each such Receivable is an Eligible Receivable,

                           (iii) each Trust Asset has been transferred to the
                  Trust free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Trust Depositor, and

                           (iv) with respect to each Receivable, all material
                  consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Trust Depositor in connection with the transfer of such Trust Assets to the Trust have been duly obtained, effected or given and are in full force and effect.

         On each Incremental Purchase Date or Subsequent Transfer Date, solely with respect to the Receivables being sold on such date, the Trust Depositor shall be deemed to represent and warrant to the Trust that:

                  (I) the Subsequent List of Receivables and the Asset Report delivered in connection therewith is an accurate and complete listing in all material respects of all the Receivables then in, and as a result of such Incremental Purchase or Subsequent Transfer to become part of, the Asset Pool as of the applicable Cutoff Date and the information contained therein (including with respect to the identity of such Receivables, Obligors thereon, and the amounts owing thereunder) is true and correct in all material respects as of the applicable Cutoff Date,

                  (II) each Receivable transferred on such day is an Eligible Receivable,

                  (III) each Trust Asset has been transferred to the Trust free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to Trust Depositor or the Sellers, and

                  (IV) with respect to each Trust Asset, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Trust Depositor in connection with the transfer of such Trust Asset to the Trust have been duly obtained, effected or given and are in full force and effect.

                  (c) NOTICE OF BREACH. The representations and warranties set forth in this Section 5.2 shall survive the transfer of the respective Trust Assets, or interests therein, to the Trust. Upon discovery by the Trust Depositor, the Servicer or the Trust of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         SECTION 5.3. REPRESENTATIONS AND WARRANTIES OF THE CLUB AND THE CLUB TRUSTEE.

                  (a) The Bluegreen Vacation Club Trust is a trust duly established in accordance with the Club Trust Agreement under the laws of the State of Florida for the purpose of holding and preserving certain property for the benefit of the beneficiaries referred to in the Club Trust Agreement. The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it owns Resort Interests. The Bluegreen Vacation Club Trust is not a corporation or business trust under the laws of the State of Florida. The Bluegreen Vacation Club Trust is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida.

                  (b) The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida. The Club

Trustee is authorized to transact business in no other state. The Club Trustee is not an affiliate of the Servicer and is in compliance with the requirements of Chapter 721, Florida Statutes, that it be independent of the Servicer.

                  (c) The Club Trustee had all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement. The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement.

                  (d) A certified copy of the Club Trust Agreement has been delivered to the Facility Administrator together with all amendments and supplements in respect thereof.

                  (e) The Club Trustee holds all right, title and interest in and to all of the Resort Interests related to the Receivables solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto. Except with respect to the Mortgages, the Club Trustee has permitted none of such Resort Interests to be made subject to any lien or encumbrance during the time it has been a part of the trust estate under the Club Trust Agreement.

                  (f) There are no actions, suits, proceedings, orders or injunctions pending against the Bluegreen Vacation Club Trust or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expect to have a material adverse effect on the Trust Assets or the Club Trustee's ability to perform its obligations under the Transaction Documents.

                  (g) Neither the Bluegreen Vacation Club Trust nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise).

                  (h) All ad valorem taxes and other taxes and assessments against the Bluegreen Vacation Club Trust and/or its trust estate have been paid and neither the Servicer nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property. The Bluegreen Vacation Club Trust has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points.

                  (i) The Bluegreen Vacation Club Trust and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement.

                  (j) Except as expressly permitted in the Club Trust Agreement, the Club Trustee has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement).

                  (k) Bluegreen Vacation Club, Inc. is a non-stock corporation duly formed, validly existing and in good standing under the laws of the State of Florida.

                  (l) Upon purchase of the Receivables and related Trust Assets hereunder, the Trust is an "Interest Holder Beneficiary" under the Club Trust Agreement and each of the Receivables constitutes "Lien Debt", "Purchase Money Lien Debt" and "Owner Beneficiary Obligations" under the Club Trust Agreement.

                  (m) Except as disclosed to the Facility Administrator in writing, each Mortgage associated with a Receivable and granted by the Club Trustee or the Obligor on the related Receivable, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests it purports to create. Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

         SECTION 5.4. REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Trust Assets in accordance with the terms hereof except where the failure to be so licensed could not reasonably be expected to have a material adverse effect on the Servicer's business or financial condition.

                  (b) AUTHORIZATION; BINDING OBLIGATIONS. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (c) NO CONSENT REQUIRED. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

                  (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any provisions of any existing law or regulation or any order or decree of any court or of any Federal or state regulatory body or administrative agency having jurisdiction over the Servicer or any of its properties or the Articles of Organization or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer's properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than this Agreement the result of which could reasonably be expect to have a material adverse effect on the Trust Assets or the Servicer's ability to perform its obligations under any of the Transaction Documents..

                  (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would in the opinion of the Servicer have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or its obligations under this Agreement or any Transaction Document.

                  (f) MARGIN REGULATION. The Servicer is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any Margin Stock. The Servicer does not own any Margin Stock, and none of the proceeds of any Purchase will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Servicer will not take or permit to be taken any action which might cause any Transaction Document to violate any regulation of the Federal Reserve Board. Notwithstanding the foregoing, this Agreement shall not limit the Servicer's (so long as Bluegreen or any Affiliate thereof is the Servicer) ability to repurchase shares of its common stock so long as it is otherwise done in compliance with the terms hereof.

                                  ARTICLE SIX

                                GENERAL COVENANTS

         SECTION 6.1. GENERAL COVENANTS OF THE TRUST DEPOSITOR.

         Until the date on which all Aggregate Outstandings have been indefeasibly paid in full, the Trust Depositor hereby covenants that:

                  (a) COMPLIANCE WITH LAWS; PRESERVATION OF CORPORATE EXISTENCE. The Trust Depositor will comply in all material respects with all Requirements of Law applicable to the Trust Depositor, the Receivables and the Intervals and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except where the failure to do so could not reasonably be expected to have a material adverse effect on the Trust Assets or the Trust Depositor's ability to perform its obligations under the Transaction Documents.

                  (b) SECURITY INTERESTS. Except as specifically contemplated by this Agreement, the Trust Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable in the Asset Pool or related Interval, whether now existing or hereafter transferred hereunder, or any interest therein, and the Trust

Depositor will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Trust Depositor will immediately notify the Trust of the existence of any such Lien on any Receivable in the Asset Pool or related Interval; and the Trust Depositor shall defend the right, title and interest of the Trust in, to and under the Receivables in the Asset Pool and the related Interval, against all claims of third parties; PROVIDED, HOWEVER, that nothing in this SECTION 6.L(B) shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Trust Assets or any related Interval.

                  (c) ACTIVITIES OF TRUST DEPOSITOR. The Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, receivable, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement, the other Transaction Documents and its Certificate of Incorporation.

                  (d) AGREEMENTS. Except as contemplated by the Transaction Documents, the Trust Depositor shall not amend or modify the provisions of its Certificate of Incorporation, or issue any power of attorney except to the Trust or the Servicer.

                  (e) SEPARATE CORPORATE EXISTENCE. The Trust Depositor shall:

                           (i) Maintain its own deposit account or accounts,
                  separate from those of any Affiliate, with commercial banking institutions. Except for payments to its equity holders in the form of a dividend and for payments for the Trust Assets purchased from the Sellers under the Sale and Contribution Agreement, the funds of the Trust Depositor will not be diverted to any other Person or used other than for corporate uses of the Trust Depositor.

                           (ii) Ensure that, to the extent that it shares the
                  same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (iii) Ensure that, to the extent that it and any
                  Seller (together with their respective stockholders or Affiliates) jointly do business with vendors or service providers or share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it and any Seller (together with their respective stockholders or Affiliates) do business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Trust Depositor and any of its Affiliates shall be only on an arms' length basis.

                           (iv) To the extent that Trust Depositor and any of
                  its stockholders or Affiliates have offices at the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                           (v) Conduct its affairs strictly in accordance with
                  its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                  (f) LOCATION OF TRUST DEPOSITOR, RECORDS; INSTRUMENTS. The Trust Depositor (x) shall not move the location of its chief executive office outside the State of Florida without 30 days' prior written notice to the Facility Administrator and the Trustee and (y) shall not move or permit the Servicer to move the location of the Receivable Files, other than to the Custodian, from the locations thereof on the Initial Purchase Date, without 30 days' prior written notice to the Facility Administrator and the Trustee and (z) will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction in order to evidence the Trust's ownership interest (and back-up grant of a first priority perfected security interest to the Trust (subject to Permitted Liens)) in all Trust Assets in the Asset Pool. The Trust Depositor will give the Facility Administrator and the Trustee prompt notice of a change within the State of Florida of the location of its chief executive office.

                  (g) ACCOUNTING FOR PURCHASES. The Trust Depositor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby or by the Sale and Contribution Agreements in any manner other than the sale of Trust Assets by the Trust Depositor to the Trust or the sale or contribution of the Assets by the Sellers to the Trust Depositor, as the case may be.

                  (h) ERISA MATTERS. The Trust Depositor will not (a) engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to a Multiemployer Plan that the Trust Depositor may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Trust Depositor under ERISA or the Code.

                  (i) NATURE OF BUSINESS. The Trust Depositor will engage in no business other than the purchase of Assets from the Sellers, the sale of Trust Assets to the Trust and the other transactions permitted or contemplated by this Agreement and the other Transaction Documents.

                  (j) SELLER ASSETS. With respect to each Asset acquired by the Trust Depositor from the Sellers, the Trust Depositor will (i) acquire such Asset pursuant to and in accordance with the terms of the Sale and Contribution Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Trust Depositor's ownership of such Asset, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) against the Sellers in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Trust may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Trust Assets.

                  (k) TRANSACTIONS WITH AFFILIATES. The Trust Depositor will not enter into, or be a party to, any transaction with any of its Affiliates, except
(i) the transactions permitted or contemplated by this Agreement and the other Transaction Documents, and (ii) other transactions (including, without limitation, the lease of office space or computer hardware or software by the Trust Depositor to or from an Affiliate) (A) in the ordinary course of business,
(B) pursuant to the reasonable requirements of the Trust Depositor's business, and (C) upon fair and reasonable terms that are no less favorable to the Trust Depositor than could be obtained in a comparable arms'-length transaction with a Person not an Affiliate of the Trust Depositor. It is understood that any compensation arrangement for officers shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the board of directors of the Trust Depositor.

                  (l) INDEBTEDNESS; INVESTMENTS. The Trust Depositor will not incur any Indebtedness other than Indebtedness arising hereunder or under the other Transaction Documents. Except for its residual interest in the Trust, the Trust Depositor will not make any Investments other than Permitted Investments.

                  (m) CHANGE IN THE SALE AND CONTRIBUTION AGREEMENT. The Trust Depositor will not amend, modify, waive or terminate any terms or conditions of the Sale and Contribution Agreement except as permitted hereby.

                  (n) AMENDMENT TO CERTIFICATE OF INCORPORATION. The Trust Depositor will not amend, modify or otherwise make any change to its Certificate of Incorporation to delete or otherwise nullify or circumvent the provisions set forth on EXHIBIT F hereto.

                  (o) AUTHORIZED SIGNATORY. Any person signing a Request Notice on behalf of Trust Depositor, as provided in EXHIBIT A hereto shall have the requisite power and authority to sign the same on behalf of the Trust Depositor.

                  (p) RESORTS. Neither the Trust Depositor nor the Servicer shall permit the number of Resorts within the Club to be less than 20; provided that for purposes of this clause (p), a "Resort" shall include all phases, subdivisions and/or developments at the same or substantially the same geographic location.

                  (q) TERMINATION OF CLUB MANAGING ENTITY. The Servicer shall not permit the Club Managing Entity to terminate the Club Management Agreement without the prior written consent of the Facility Administrator, such consent not to be unreasonably withheld or delayed.

                  (r) MERGER OR CONSOLIDATION. The Trust Depositor shall not merge or consolidate with any other Person or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other Person unless the Person formed by such consolidation or into which the Trust Depositor has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets or capital stock of the Trust Depositor as an entirety, can lawfully perform the obligations of the Trust Depositor hereunder and executes and delivers to the Owner Trustee and the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Trust Depositor under this Agreement.

Notwithstanding any other provision in this Section and any provision of law, the Trust Depositor shall not do any of the following:

                           (i) engage in any business or activity other than as
                  set forth in or permitted by its Certificate of Incorporation; or

                           (ii) without the affirmative vote of a majority of
                  the members of the Board of Directors of the Trust Depositor (which must include the affirmative vote of at least one duly appointed Independent director) (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or seek to obtain relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; PROVIDED, HOWEVER, that no director may be required by any shareholder of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is solvent.

                  (s) INTEREST RATE PROTECTION. On each Purchase Date, the Trust Depositor shall enter into an Interest Rate Cap Agreement for such Asset Pool Portion with one or more Eligible Interest Rate Cap Providers with a notional amount calculated on a stepped-down basis agreed to by the parties thereto and the Noteholders, providing for a strike price of 100 basis points over the initial weighted average of the Class A Note Rate and the Class B Note Rate relating to such Asset Pool Portion and otherwise in form and substance satisfactory to the parties to such Interest Rate Cap Agreement and the Noteholders.

         SECTION 6.2. GENERAL COVENANTS OF THE CLUB TRUSTEE.

         Until the date on which all Aggregate Outstandings have been indefeasibly paid in full, the Club Trustee hereby covenants that:

                  (a) NO CONVEYANCE. The Club Trustee agrees not to convey any Resort Interest in the Club relating to a Receivable which has been sold and assigned to the Trust unless the Indenture Trustee shall have issued an instruction to the Club Trustee pursuant to Section 8.07(c) of the Club Trust Agreement in connection with its exercise of its rights as an Interest Holder Beneficiary (as defined in the Club Trust Agreement) under Section 7.02 of the Club Trust Agreement.

                  (b) SEPARATE CORPORATE EXISTENCE. The Club Trustee shall:

                           (i) Maintain its own deposit account or accounts,
                  separate from those of any Affiliate, with commercial banking institutions. The funds of the Club Trustee will not be diverted to any other Person or for other than trust or corporate uses of the Club Trustee, as applicable.

                           (ii) Ensure that, to the extent that it shares the
                  same officers or other employees as any of its stockholders, beneficiaries or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                           (iii) Ensure that, to the extent that the Club
                  Trustee and the Servicer (together with their respective stockholders or Affiliates) jointly do business with vendors or service providers or share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Club Trustee and the Servicer (together with their respective stockholders or Affiliates) do business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Club Trustee and any of its Affiliates shall be only on an arms' length basis.

                           (iv) To the extent that the Club Trustee and any of
                  its stockholders, beneficiaries or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                           (v) Conduct its affairs strictly in accordance with
                  the Club Trust Agreement or its Amended and Restated Articles of Incorporation, as applicable, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders', trustees' and directors' meetings appropriate to authorize all trust and corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

         (c) MERGER OR CONSOLIDATION. The Club Trustee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Club Trustee, as the case may be, has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Club Trustee, as the case may be, as an entirety, can lawfully perform the obligations of the Club Trustee hereunder and executes and delivers to the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Club Trustee under this Agreement.

         (d) CORPORATE MATTERS. Notwithstanding any other provision of this Section and any provision of law, the Club Trustee shall not do any of the following:

                           (i) engage in any business or activity other than as
                  set forth herein or in or as contemplated by the Club Trust Agreement or its Amended and Restated Articles of Incorporation, as applicable;

                           (ii) without the affirmative vote of a majority of
                  the members of the board of directors (or Persons performing similar functions) of the Club Trustee (which must include the affirmative vote of at least one duly appointed Independent

                  Director (as defined in the Club Trust Agreement)), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due,
                  (G) terminate the Club Managing Entity as manager under the Club Management Agreement or (H) take any corporate action in furtherance of the actions set forth in clauses (A) through
                  (G) above; provided, however, that no director may be required by any shareholder or beneficiary of the Club Trustee to consent to the institution of bankruptcy or insolvency proceedings against the Club Trustee so long as it is solvent;

                           (iii) merge or consolidate with any other
                  corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

                           (iv) with respect to the Club Trustee, amend or
                  otherwise modify its Amended and Restated Articles of Incorporation or any definitions contained therein in a manner adverse to the Indenture Trustee or any Noteholder without the prior written consent of the Facility Administrator.

                  (e) The Club Trustee shall not incur any Indebtedness other than (i) trade payables and operating expenses (including taxes) incurred in the ordinary course of business or (ii) in connection with servicing Resort Interests included in the Club's trust estate in the ordinary course of business consistent with past practices; provided, that in no event shall the Club Trustee incur Indebtedness for borrowed money.

         SECTION 6.3. GENERAL COVENANTS OF THE SERVICER.

         So long as the Servicer is Bluegreen, the Servicer covenants that:

                  (a) NET WORTH. Servicer agrees to maintain a Tangible Net Worth of Eighty Million Dollars ($80,000,000).

                  (b) INSPECTIONS AND AUDITS. Servicer shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of the Facility Administrator to inspect the Resorts and Additional Resorts and any of Servicer's assets (including financial and accounting books and records) relating thereto, to examine and make copies of and abstracts from the records and books of account of the Servicer or the Time Share Association (to the extent controlled by the Servicer) or serviced under the Servicing Agreement and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants. Servicer acknowledges that the Facility Administrator intends to conduct such audits and inspections on at least an annual basis. Servicer shall make available to the Facility Administrator all credit information in Servicer's possession or under Servicer's control with respect to Obligors as the Facility Administrator may reasonably request. Upon the Facility Administrator's request, Servicer shall furnish to Facility Administrator evidence of payment of all real estate taxes relating to the Resorts and Additional Resorts. Servicer (to the extent Bluegreen or an Affiliate thereof is the Servicer hereunder) shall be required to pay all reasonable fees, costs and expenses incurred by the Facility Administrator for any and all Resorts and Additional Resorts inspections, audits and any other diligence relating to Servicer's finances or books or records.

                  (c) MAINTENANCE. For so long as the Servicer controls the Resorts and Additional Resorts, the Servicer shall use commercially reasonable best efforts to maintain the Resorts and Additional Resorts in good repair, working order and condition (ordinary wear and tear excepted).

                  (d) MANAGEMENT CONTRACT. For so long as the Servicer controls the Resorts and the Additional Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort shall at all times be reasonably satisfactory to the Facility Administrator. For so long as the Servicer controls the Time Share Association for the Resorts or Additional Resorts, and the Servicer or an Affiliate thereof is the manager, the related management contract and master marketing and sale contract may be amended or modified only with the prior written consent of the Facility Administrator, which consent shall not be unreasonably withheld or delayed.

                  (e) RELEASE AND BONDING OF LIENS. In the event any lien (other than a Permitted Lien) attaches to any Receivable or related Trust Asset from any Person claiming from and through the Servicer or one of its Affiliates which materially adversely affects the Trust's interest in the Receivable, Servicer shall, within the earlier to occur of ten (10) days after such attachment or the respective lienholders action to foreclose on such lien, either (a) cause such lien to be released of record, or (b) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Receivable or related Trust Asset is located, issued by a corporate surety acceptable to the Indenture Trustee, in an amount and in form reasonably acceptable to the Indenture Trustee, or (c) provide the Indenture Trustee with such other security as the Indenture Trustee may reasonably require.

                  (f) CLAIMS. Servicer shall: (a) promptly notify the Indenture Trustee and the Facility Administrator of (i) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Receivables or related Trust Assets, or any material part thereof, and (ii) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Trust Assets or the Servicer's ability to service the same; (b) at the request of Trust with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer's expense, any such claim, action or proceeding which would have a material adverse effect on the Trust Assets or the Servicer's ability to service the same; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Trust Assets or the Servicer's ability to service the same.

                  (g) NEGATIVE PLEDGE ON RESERVATION SYSTEM. Except as contemplated by the Transaction Documents, the Servicer shall not, and shall not permit the Club Managing entity to, encumber, pledge or otherwise grant a lien or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Club Managing Entity, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Club the use of, and access to, the Reservation System in accordance with the terms of Club Management Agreement.

                  (h) MODIFICATIONS OF RECEIVABLES. The Servicer shall not reschedule, revise downward or defer payments on a Receivable or modify the terms or conditions of the related contract in a manner adverse to the Trust unless the Facility Administrator shall have consented in writing to the same.

                  (i) GENERAL. At all times during the term of this Agreement to the extent not required to be retained by the Custodian, Servicer shall maintain complete and accurate files and records pertaining to each Receivable and related Trust Assets and of all business activities and operations conducted by Servicer in connection with its performance under this Agreement. All such files and records shall, upon the Indenture Trustee's request, be delivered to the Indenture Trustee or its designee upon early termination of this Agreement.

                  (j) COMPLIANCE WITH COLLECTION POLICIES. The Servicer shall comply in all material respects with the Collection Policies in effect on the Closing Date (or as amended from time to time with the consent of the Facility Administrator) and with the terms of the Receivables.

                  (k) NOTICES TO OBLIGORS. Promptly after the Closing Date and, in any event, not later than five (5) Business Days thereafter, the Servicer will direct all Obligors of Receivables, and shall instruct all future Obligors of such Receivables, to remit all payments with respect to such Receivables only

(i) by check, money order, phone payment, or Western Union Quick Collect mailed to, or generated by, an office of the Servicer, (ii) by check, wire transfer, money order or moneygram to the Lockbox or Lockbox Account or (iii) by pre-authorized checking or credit card payment for deposit into the Lockbox Account.

                  (l) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Servicer shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, time share, real estate, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder or on its business, properties, assets, or condition (financial or otherwise) of the Servicer and its Subsidiaries taken as a whole.

         SECTION 6.4. RELEASE OF INTEREST IN INTERVAL.

         At the same time as (i) any Receivable becomes a Prepaid Receivable and in connection therewith the Interval related to such Prepaid Receivable is sold,
(ii) any Receivable matures, or (iii) the Trust Depositor through the Servicer, substitutes or replaces any Receivable as contemplated in SECTIONS 2.7 and 6.5 hereof, the Indenture Trustee will release its interest in the Interval relating to such Prepaid Receivable or such Replaced Interval, as the case may be; PROVIDED, that such release will not constitute a release of the respective interests of Indenture Trustee and Trust Depositor in the proceeds of such sale. In connection with any of the events described in the preceding sentence, the Indenture Trustee will execute and deliver (at the expense of the Trust Depositor) to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect such release and transfer, and the Indenture Trustee shall be deemed to have transferred to the Obligor all of the Indenture Trustee's right, title and interest in such Interval and shall be deemed to have represented to the Obligor that the Indenture Trustee has the authority to so transfer, has completed all corporate action required by it to effect such transfer and has transferred such interest free and clear of any interest created by the Indenture Trustee hereunder or under the other Transaction Documents, but without any other recourse, representation or warranty, express or implied. Nothing in this Section shall diminish the Servicer's obligations pursuant to SECTION 2.11 of this Agreement with respect to the proceeds of any such sale.

         SECTION 6.5. RETRANSFER OF INELIGIBLE RECEIVABLES.

         Upon discovery by the Servicer, Trust Depositor, the Indenture Trustee or Trust of a breach when made of a representation or warranty of the Trust Depositor set forth in Section 5.2(b) with respect to a Receivable in the Asset Pool which, in the Facility Administrator's reasonable determination, materially adversely affects the Receivable or with respect to Receivables for which, in the Facility Administrator's reasonable determination, the breach of a representation or warranty in the aggregate materially adversely affects the

Indenture Trustee or the Noteholders (an "INELIGIBLE RECEIVABLE"), the party discovering such breach shall give prompt written notice to the other parties. Not later than the Determination Date which is at most thirty (30) days after the earlier to occur of the discovery of such breach by the Trust Depositor or receipt by the Trust Depositor of written notice of such breach given by the Trust, Indenture Trustee or the Servicer, the Trust Depositor shall, at its option, either cure the breach within the above described time period or repurchase such Ineligible Receivable and the Indenture Trustee shall convey, free and clear of any Lien created by pursuant to this Agreement, all of its right, title and interest in such Ineligible Receivable, and the Indenture Trustee shall, in connection with such conveyance and without further action, be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such conveyance, but without any other recourse, representation or warranty, express or implied. In any of the foregoing instances, the Trust Depositor shall accept a retransfer of each such Ineligible Receivable, and there shall be deducted from the Receivable Balance of the Asset Pool, the Receivable Balance of each such Ineligible Receivable. On and after the date of such retransfer, each Ineligible Receivable so retransferred shall not be included in the Asset Pool. In consideration of such retransfer the Trust Depositor shall, on the date of retransfer of such Ineligible Receivable, make or cause to be made a deposit in the Collection Account (for allocation pursuant to SECTIONS 2.11(A) and (B), as applicable) in immediately available funds in an amount equal to the Transfer Deposit Amount for such Ineligible Receivable. Upon each retransfer to the Trust Depositor of such Ineligible Receivable in accordance herewith, the Trust shall automatically and without further action be deemed to transfer, assign and set-over to the Trust Depositor, free and clear of any Lien created pursuant to this Agreement, all the right, title and interest of the Trust in, to and under such Receivable and all monies due or to become due with respect thereto, the related Interval and all proceeds of such Receivable, Recoveries and Insurance Proceeds relating thereto, all rights to security for any such Receivable, the deed (if any) relating to any such Receivable and all proceeds and products of the foregoing, and the Trust shall, in connection with such transfer, assignment and set-over and without further action, be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, assignment and set-over, but without any other recourse, representation or warranty, express or implied. The Indenture Trustee shall, at the sole expense of the Servicer, execute such documents and instruments of transfer as may be prepared by the Servicer on behalf of the Trust Depositor and take such other actions as shall reasonably be requested by the Trust Depositor to effect the transfer of such Ineligible Receivable pursuant to this Section 6.5.

         Notwithstanding the foregoing, in lieu of repurchasing an Ineligible Receivable as described above, the Trust Depositor may, subject to the conditions and requirements of SECTION 2.7 of this Agreement (other than the 12.5% limitation set forth in the definition of Subsequent Receivable Transfer Condition), effect a replacement of such Receivable with a Substitute Receivable, such replacement to be effected not later than the date that a repurchase would have been required hereunder. Upon any such substitution, the Ineligible Receivable and Trust Assets specifically relating thereto will be retransferred to the Trust Depositor as provided above.

         Notwithstanding anything contained herein or in any Transaction Document to the contrary, the obligation of the Trust Depositor to repurchase and accept retransfer of any Ineligible Receivable (or in the alternative, effect a valid replacement of such Receivable as described above) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in SECTION 5.2 with respect to such Receivable available to the Indenture Trustee, the Noteholders, the Facility Administrator, any other party hereto or any other Person and is not intended to and does not constitute "credit recourse" to the Trust Depositor. Notwithstanding anything to the contrary contained herein, in the event the Trust Depositor, prior to the applicable Determination Date, remedies the condition which rendered the Receivable an "INELIGIBLE RECEIVABLE" during the previously described 30 day period, the Trust Depositor is not obligated to repurchase or replace such Receivable. It is understood and agreed by the parties hereto that the payment obligations of the Obligors' in respect of the Receivables purchased hereunder shall not be the Trust Depositor's obligation, except with respect to Servicer Advances and remedies associated with breaches of representations and warranties to the extent permitted hereby.

                                 ARTICLE SEVEN

                         SUBJECT TO CLUB TRUST AGREEMENT

SECTION 7.1. RIGHTS SUBJECT TO CLUB TRUST AGREEMENT. Notwithstanding anything to the contrary set forth herein or in any other Transaction Documents, all references to the rights of the Trust and the Indenture Trustee with respect to Receivables shall be subject at all times to the provisions of the Club Trust Agreement and the other agreements executed by the Beneficiaries in connection therewith.

                                 ARTICLE EIGHT

                          SERVICER TERMINATION EVENTS

         SECTION 8.1. SERVICER TERMINATION EVENTS.

         Each of the following events shall constitute a "SERVICER TERMINATION EVENT":

                  (a) Any failure by the Servicer to make any payment or deposit required to be made by the Servicer hereunder, under the Lockbox Agreement or any other Transaction Document and the continuance of such failure for a period of three Business Days after the date on which such payment or deposit was due and not made;

                  (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement, the Lockbox Agreement or any other Transaction Document (other than a covenant or agreement, the breach of which is specifically addressed elsewhere in this Section) which continues unremedied for 30 days after the date on which notice of such failure is delivered to Servicer or Servicer otherwise has actual knowledge of such fact;

                  (c) Any assignment by the Servicer of its duties or rights hereunder, under the Lockbox Agreement, or any other Transaction Document, except as specifically permitted hereunder or thereunder, or any attempt to make such an assignment;

                  (d) An involuntary case under any applicable bankruptcy, insolvency or other similar law shall have been commenced in respect of the Servicer and shall not have been dismissed within 30 days, or a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer or for any substantial liquidation or winding up of its affairs;

                  (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

                  (f) Any failure by the Servicer to deliver the reports described in Article Nine of this Agreement which remains uncured for three Business Days after the date on which such failure commences; PROVIDED, HOWEVER that the period within which Servicer shall deliver such reports shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay;

                  (g) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to the Servicer by the Trust or Servicer otherwise has actual knowledge thereof, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

                  (h) A default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness of the Servicer in excess of five percent (5%) of the Servicer's Tangible Net Worth, or (ii) causes, or permits any holder of such Indebtedness or a trustee or agent to cause, Indebtedness or a portion thereof in excess of five percent (5%) of the Servicer's Tangible Net Worth to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent;

                  (i) As of any Determination Date, the Trailing Three Month (31 to 59), (60 to 89) and (90 to 119) Day Delinquency Rates exceed 8.0%, 6.0% and 4.0%, respectively; provided, however, if such Determination Date is after the Purchase Period Termination Date and the Asset Pool aggregate Receivable Balance as of such Determination Date is less than 7.50% of the aggregate of the original Receivables Balances of all Receivables at any time in the Asset Pool, such test shall no longer be applicable; or

                  (j) As of any Determination Date, the Trailing Three Month Gross Recoveries shall be less than 80%.


In the event that any party hereto becomes aware of a Servicer Termination Event (or an event which with the passage of time or giving of notice would become a Servicer Termination Event) such party shall promptly notify the other parties hereto. Additionally, upon the occurrence of a Servicer Termination Event and the Facility Administrator's giving of notice of a Service Transfer pursuant to
Section 8.2(a) hereof, such Servicer Termination Event shall be irrevocably deemed to have "OCCURRED AND BE CONTINUING" unless otherwise waived by more than 50% of the outstanding balance of each Class of Notes; PROVIDED, FURTHER, that so long as Bluegreen or an Affiliate of Bluegreen is not the Servicer, clauses
(h), (i) and (j) of this Section 8.1 shall not constitute a Servicer Termination Event.

         SECTION 8.2. SERVICE TRANSFER.

                  (a) If a Servicer Termination Event has occurred and is continuing, the Facility Administrator may, and at the direction of the Noteholders shall, by written notice delivered to the Servicer, terminate all (but not less than all) of the Servicer's management, administrative, servicing, custodial and collection functions (such termination being herein called a "SERVICE TRANSFER" and such terminated Servicer, being called a "PREDECESSOR SERVICER"); PROVIDED that notwithstanding anything in this Agreement to the contrary, in the event the Back-up Servicer shall become the Servicer hereunder, at any time thereafter the Back-up Servicer may resign from its duties as Servicer upon ninety (90) days written notice to the Indenture Trustee and the Facility Administrator.

                  (b) Upon receipt of the notice required by Section 8.2(a) (or, if later, on a date designated therein), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Trust Assets or otherwise shall pass to and be vested in the Back-up Servicer (the "SUCCESSOR SERVICER") pursuant to and under this Section 8.2; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. In the event that the Back-up Servicer is unable to act as the Successor Servicer, subject to Section 3.7(e) of the Indenture, the Indenture Trustee without further action shall be appointed as Successor Servicer pursuant to and under this Section 8.2. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Receivables and the related Trust Assets. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Receivables and the related Trust Assets in such electronic form as the Successor Servicer may reasonably request and (ii) any Receivables Files in the Servicer's possession relating to the Receivables and the related Trust Assets. In addition, the Servicer shall permit access to its premises during normal business hours provided reasonable notice has been provided to the Servicer (including all computer records and programs to the extent permitted under any related licensing agreements) to the Successor Servicer or its designee, and shall pay the reasonable out-of-pocket transition expenses of the Successor Servicer.

         SECTION 8.3. SUCCESSOR SERVICER TO ACT; APPOINTMENT OF SUCCESSOR SERVICER. On or after a Service Transfer pursuant to Section 8.2, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the other Transaction Documents and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; PROVIDED, HOWEVER, that the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its representations and warranties or covenants contained herein or in any related document or agreement. On or after a Service Transfer pursuant to Section 8.2, the Successor Servicer shall be the successor in all respects to the Trust Administrator in its capacity as Trust Administrator under the Administration Agreement and the transactions set forth or provided for therein.

         SECTION 8.4. EFFECT OF TRANSFER.

                  (a) After a Service Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the related Trust Assets and the Successor Servicer appointed pursuant to Section 8.2 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Receivables and the related Trust Assets.

                  (b) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the

Servicer) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the related Trust Assets.

         SECTION 8.5. SUCCESSOR SERVICER INDEMNIFICATION. The Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any illegal, willful or grossly negligent act taken or omission by the Servicer or (ii) a breach of any representations or covenants of the Servicer in SECTIONS 5.4 and
6.3 hereof. The indemnification provided by this SECTION 8.5 shall survive the termination of this Agreement.

         SECTION 8.6. RESPONSIBILITIES OF THE SUCCESSOR SERVICER. The Successor Servicer will not be responsible for delays attributable to the Predecessor Servicer's failure to deliver information, defects in the information supplied by the Predecessor Servicer or other circumstances beyond the control of the Successor Servicer.

         The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Predecessor Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Receivable payment history,
(iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable loan information.

         The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or from the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Receivable with applicable law or the breach or the inaccuracy of any representation or warrant made with respect to any Receivable.

         SECTION 8.7. WAIVER OF SERVICER TERMINATION EVENT. Noteholders representing more than 50% of the Outstanding Amount of each Class of Notes, may, by written notice delivered to the parties, waive any Servicer Termination Event.

                                  ARTICLE NINE

                       PERFORMANCE AND DUTIES OF SERVICER

         SECTION 9.1. GENERAL REQUIREMENTS OF SERVICER. Servicer will maintain a loan processing database and will service the Receivables and the other Trust Assets in accordance with generally accepted receivables servicing practices for similar types of receivables. In the performance of its duties, unless otherwise specifically provided herein, Servicer shall comply with the terms of the Receivables signed by the Obligor. Servicer shall use commercially reasonable efforts (consistent with the preceding sentence) to collect and shall process all payments in accordance with its present practice. Servicer shall also provide the Facility Administrator with monthly reports of all cash flow (including any delinquencies), together with such other information reasonably requested by the Facility Administrator all in the form attached hereto as
SCHEDULE II as well as the reports described in this Article Nine; PROVIDED, HOWEVER, in the event of a Service Transfer, the Back-up Servicer shall provide the Facility Administrator with monthly reports of all cash flow (including any delinquencies), together with such other information reasonably requested by the Facility Administrator in the form attached hereto as SCHEDULE II as well as the reports described in SECTIONS 9.4 and 9.6 hereof only. Servicer will remarket Intervals related to Defaulted Receivables pursuant to SECTION 9.14 hereof and make Servicer Advances pursuant to SECTION 9.15 hereof. Notwithstanding anything to the contrary contained herein, upon a Service Transfer, the Back-up Servicer shall be under no obligation to remarket Intervals related to Defaulted Receivables pursuant to SECTION 9.14 hereof, make Servicer Advances pursuant to
SECTION 9.15 hereof or provide the information set forth in SECTION 9.4(H) or
SECTION 9.12 hereof.

         SECTION 9.2. SERVICER AS INDEPENDENT CONTRACTOR. Servicer shall have the status of an independent contractor. Nothing herein contained shall be considered to create a partnership or joint venture between the Trust, the Facility Administrator, the Servicer or any Noteholder. Servicer is not to be considered an agent or employee of the Trust or the Facility Administrator for any purpose, and the employees of Servicer are not entitled to any of the benefits that the Trust, the Facility Administrator or any Noteholder provides its employees.

         SECTION 9.3. [OMITTED]

         SECTION 9.4. DESCRIPTION OF REPORTS. For each Collection Period during the term of this Agreement, Servicer will prepare the following standard industry reports and submit them to the Facility Administrator and the Indenture Trustee no later than the second Business Day prior to the related Payment Date (collectively, the "MONTHLY REPORT"):

                  (a)      Title:           TRIAL/AGING BALANCE REPORT
                           Purpose:         A listing of all Receivables
                                            indicating the outstanding principal
                                            balance of each Receivable and the
                                            aggregate outstanding balance of all
                                            Receivables.

                  (b)      Title:           NEW RECEIVABLES REPORT
                           Purpose:         A listing of all Receivables added
                                            to the Receivables Pool during such
                                            month.

                  (c)      Title:           CASH RECEIPTS REPORT
                           Purpose:         A listing of all Receivables showing
                                            the following with respect to each
                                            Receivable and totals with respect
                                            to all Receivables: payments
                                            received, showing a breakdown into
                                            principal, interest and other
                                            amounts paid.

                  (d)      Title:           DELINQUENCY/DEFAULT/AGING REPORT
                           Purpose:         A listing of all Receivables showing
                                            delinquencies, broken down into
                                            columns indicating the length of
                                            such delinquencies at 30 days, 60
                                            days, or 90 or more days, a listing
                                            of all Defaulted Receivables and a
                                            computer diskette or magnetic tape
                                            prepared in accordance with Exhibit
                                            B hereto which provides the aging
                                            history of the Receivables.

                  (e)      Title:           CANCELLATION, PREPAYMENT, UPGRADES
                                            AND PAYOFF REPORT
                           Purpose:         A listing of all Receivables which
                                            were canceled, paid off in their
                                            entirety, the subject of a
                                            prepayment or Upgrade.

                  (f)      Title:           SUMMARY REPORT
                           Purpose:         A report in the form of SCHEDULE II
                                            attached hereto or such other form
                                            as approved by the Facility
                                            Administrator summarizing changes
                                            from the prior month's report. The
                                            Facility Administrator may from time
                                            to time in its reasonable discretion
                                            modify the reporting requirements
                                            and add reports on an as-needed
                                            basis, which Servicer shall complete
                                            in a timely fashion. Servicer and
                                            the Facility Administrator shall
                                            agree upon the timing of preparation
                                            and delivery of additional reports
                                            and the additional cost, if any, of
                                            the modification.

                  (g)      Title:           CASH FLOW REPORT
                           Purpose:         A report which delineates total
                                            Collections received for a
                                            Collection Period, Servicer Advances
                                            made with respect to the related
                                            Payment Date as well as fees to
                                            third party service providers (I.E.
                                            Indenture Trustee Fees, Lockbox
                                            Fees, etc.).

                  (h)      Title:           VACATION POINTS/FULFILLMENT RATE
                                            REPORT
                           Purpose:         A report which (i) lists all
                                            outstanding Vacation Points and the
                                            total amount of available
                                            Accommodations relating thereto and
                                            (ii) sets forth the Fulfillment Rate
                                            for the most recently ended fiscal
                                            quarter.

         SECTION 9.5. OFFICER'S CERTIFICATE. The Reports delivered pursuant to
SECTION 9.4 hereof shall be accompanied by a certificate of an Officer of the Servicer substantially in the form of EXHIBIT G, certifying the accuracy of the Reports and that no Servicer Termination Event or event that with notice or lapse of time or both would become a Servicer Termination Event has occurred, or if such event has occurred and is continuing, specifying the event and its status; PROVIDED, HOWEVER, that this SECTION 9.5 shall not apply after the occurrence of a Service Transfer.

         SECTION 9.6. ANNUAL REPORT OF ACCOUNTANTS.

                  (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "INDEPENDENT ACCOUNTANTS")(PROVIDED that if the Back-up Servicer becomes the Servicer hereunder, such accountants shall not be required to be "nationally recognized"), to deliver to the Facility Administrator and the Indenture Trustee beginning on June 30, 2001 (or April 30, 2001 with respect to the Back-up Servicer), with respect to the twelve months ended the immediately preceding March 31 (or other applicable date), a statement (the "ACCOUNTANT'S REPORT") addressed to the Board of Directors of the Servicer and Servicer will promptly provide a copy to the Facility Administrator and the Indenture Trustee to the effect that such firm has audited the financial statements of Servicer and issued its report thereon and that such audit:

                           (i) was made in accordance with generally accepted
                  auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and

                           (ii) so long as the Back-up Servicer is not the
                  Servicer, included an examination of documents and records relating to the servicing of the Receivables and the related Trust Assets under this Agreement.

The Accountant's Report shall further state that (so long as the Back-up Servicer is not the Servicer):

                           (1)  a review in accordance with agreed upon
                                procedures was made of one randomly selected
                                Monthly Report; and

                           (2) except as disclosed in the Report, no exceptions or errors in the Monthly Report so examined were found.

                  (b) The Accountant's Report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 9.7. ANNUAL STATEMENT OF COMPLIANCE FROM SERVICER. The Servicer (in the event the Servicer is Bluegreen or an Affiliate thereof) will deliver to the Facility Administrator and the Indenture Trustee, on or before January 31 of each year commencing January 31, 2001, an Officer's Certificate stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         SECTION 9.8. SALES AND INVENTORY REPORTS. A quarterly report showing all sales and cancellations of sales of Intervals on Resorts and Additional Resorts on a resort by resort basis, in form and content reasonably satisfactory to the Facility Administrator; and within thirty (30) Business Days after the end of each fiscal year (provided the Servicer is Bluegreen or an Affiliate thereof), an annual sales and inventory report for the Resorts and Additional Resorts detailing the sales of all Intervals on a resort by resort basis during such fiscal year and the available inventory of Units and Intervals, certified by the Servicer (provided the Servicer is Bluegreen or an Affiliate thereof) to be true, correct and complete and otherwise in the form approved by the Trust.

         SECTION 9.9. QUARTERLY FINANCIAL REPORTS. Within forty-five (45) days after the end of each of Servicer's (provided the Servicer is Bluegreen or an Affiliate thereof) first three fiscal quarterly periods each year (or, if later, that date by which Bluegreen is required to file financial statements with the Securities and Exchange Commission), unaudited financial statements of Servicer (provided the Servicer is Bluegreen or an Affiliate thereof) certified by its chief financial officer as well as, to the extent requested by the Facility Administrator and available to Servicer (provided the Servicer is Bluegreen or an Affiliate thereof), unaudited bi-annual financial statements of the Time Share Association.

         SECTION 9.10. TIME SHARE ASSOCIATION REPORTS. To the extent the Servicer is Bluegreen and Bluegreen or its Affiliates control the Resort or Additional Resort, the quarterly and annual financial statements of the Time Share Association and to the extent the Resort or Additional Resort is not in the Servicer's or one of its Subsidiaries control, the Servicer shall make a good faith effort to obtain the same from the respective Time Share Association.

         SECTION 9.11. AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report submitted to Servicer by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Servicer.

         SECTION 9.12. OTHER REPORTS. Such other reports, statements, notices or written communications relating to the Servicer, the Time Share Associations, the Resorts or the Additional Resorts as are available to Servicer and as the Facility Administrator may reasonably require.

         SECTION 9.13. SEC REPORTS. Promptly upon their becoming publicly available one (1) copy of each financial statement, report, notice or proxy statement sent by Servicer to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Servicer with, or received by Servicer in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

         SECTION 9.14. SERVICER REMARKETING. The Servicer shall be obligated to use commercially reasonable efforts to remarket the Intervals related to Defaulted Receivables. The Servicer shall not, with respect to the remarketing of the Intervals associated with the Defaulted Receivables and related Trust Assets, make any "ADVERSE SELECTION" (i.e. the Servicer shall remarket the Intervals relating to Trust Assets with the same degree of care as Servicer's own portfolio of Intervals) with respect to such Trust Assets vis-a-vis other receivables serviced by the Servicer. The Servicer, on behalf of the Trust and at the discretion of the Facility Administrator, shall take all necessary steps to have the record title of the applicable Resort Interests subject to such Defaulted Receivables continue to be held by the Club Trustee. In such event, the Servicer shall direct the Club Trustee, directly or through its agents, (i) to exercise the remedies provided for in the Club Trust Agreement, in the Receivables themselves or in the other Club documents with respect to such Defaulted Receivables and the Obligors thereunder and (ii) to remarket the "Owner Beneficiary Rights" (as defined in the Club Trust Agreement) of the Obligors under such Defaulted Receivables with the purpose of effecting a recovery in respect of such Defaulted Receivables or finding replacements therefor. The Servicer, at the request of the Facility Administrator, shall reserve its rights under the Club Trust Agreement and/or the applicable Mortgages to obtain, at any time, record title and all beneficial interests in respect of the Intervals related to Defaulted Receivables. All actions taken by the Servicer in respect of any Defaulted Receivable shall, at all times, be carried out in a manner such that none of the Trust, the Facility Administrator, the Owner Trustee or the Indenture Trustee shall, under applicable law, be deemed to be the developer or declarant of any Resort, Additional Resort or the Club. The Servicer shall deposit the proceeds associated with the remarketing of the Interval related to a Defaulted Receivable into the Lockbox Account and shall be paid the "REMARKETING FEE" associated with such Interval from the proceeds of the remarketing thereof pursuant to SECTION 2.11 or pursuant to the Servicer Purchase Option. The Servicer (in the event the Servicer is Bluegreen or an Affiliate thereof other than the Trust Depositor) shall at all times have the right (but not the obligation) to utilize the Servicer Purchase Option in lieu of performing the remarketing functions set forth in this Section.

         SECTION 9.15. SERVICER ADVANCES. The Servicer is obligated to make on the Business Day preceding a Payment Date advances of regularly scheduled principal and interest payments relating to any Receivable the subject of a delinquent payment (other than a Defaulted Receivable with respect to which there shall be no Servicer Advances) if it determines in its sole discretion that such advances will be recoverable in future periods (each a "SERVICER ADVANCE" and collectively the "SERVICER ADVANCES"). Such Servicer Advances are reimbursable from Collections pursuant to SECTION 2.11.

         SECTION 9.16. CONSIDERATION. As consideration for Servicer's performance of the Receivables servicing as described herein, Servicer shall be paid the Servicing Fee in accordance with SECTION 2.11.

                                  ARTICLE TEN

                             FACILITY ADMINISTRATOR

         SECTION 10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Heller Financial, Inc. is hereby appointed by each Noteholder as its contractual representative (herein referred to as the "Facility Administrator") hereunder and under each other Transaction Document, and each of the Noteholders irrevocably authorizes the Facility Administrator to act as the contractual representative of such Noteholder with the rights and duties expressly set forth herein and in the other Transaction Documents. The Facility Administrator agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Facility Administrator," it is expressly understood and agreed that the Facility Administrator shall not have any fiduciary responsibilities to any Noteholder by reason of this Agreement or any other Transaction Document and that the Facility Administrator is merely acting as the contractual representative of the Noteholders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Noteholders' contractual representative, the Facility Administrator (i) does not hereby assume any fiduciary duties to any of the Noteholders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Noteholders hereby agrees to assert no claim against the Facility Administrator on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Noteholder hereby waives.

         SECTION 10.2. POWERS. The Facility Administrator shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Facility Administrator by the terms thereof, together with such powers as are reasonably incidental thereto. The Facility Administrator shall have no implied duties to the Noteholders, or any obligation to the Noteholders to take any action thereunder except any action specifically provided by the Transaction Documents to be taken by the Facility Administrator.

         SECTION 10.3. GENERAL IMMUNITY. Neither the Facility Administrator nor any of its directors, officers, agents or employees shall be liable to any Noteholder for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         SECTION 10.4. NO RESPONSIBILITY FOR ADVANCES, RECITALS, ETC. Neither the Facility Administrator nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Transaction Document or any advances hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, including, without limitation, any agreement by an obligor to furnish information directly to each Noteholder; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Facility Administrator; (d) the existence or possible existence of any Event of Default, Servicer Termination Event or Termination Event; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Servicer or its Subsidiaries. The Facility Administrator shall have no duty to disclose to the Noteholders information that is not required to be furnished by the Servicer to the Facility Administrator at such time, but is voluntarily furnished by the Servicer to the Facility Administrator (either in its capacity as Facility Administrator or in its individual capacity); PROVIDED that if any such information is provided to any Noteholder by the Facility Administrator, the Facility Administrator shall provide such information to all Noteholders.

         SECTION 10.5. ACTION ON INSTRUCTIONS OF NOTEHOLDERS. The Facility Administrator shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Noteholders holding the required percentage of the Outstanding Amount of the Notes, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Noteholders. The Noteholders hereby acknowledge that the Facility Administrator shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Transaction Document unless it shall be requested in writing to do so by the Noteholders. The Facility Administrator shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Noteholders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         SECTION 10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Facility Administrator may execute any of its duties as Facility Administrator hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Noteholders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Facility Administrator shall be entitled to advice of counsel concerning the contractual arrangement between the Facility Administrator and the Noteholders and all matters pertaining to the Facility Administrator's duties hereunder and under any other Transaction Document.

         SECTION 10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Facility Administrator shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper, data or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Facility Administrator, which counsel may be employees of the Facility Administrator.

         SECTION 10.8. FACILITY ADMINISTRATOR'S REIMBURSEMENT AND INDEMNIFICATION. Each Noteholder agrees to reimburse and indemnify the Facility Administrator ratably in proportion to the aggregate Outstanding Amount of Notes held by such Noteholder (i) for any amounts not reimbursed by the Servicer, any Seller, the Trust or the Trust Depositor for which the Facility Administrator is entitled to reimbursement by the Servicer, any Seller, the Trust or the Trust Depositor under the Transaction Documents, (ii) for any other expenses incurred by the Facility Administrator on behalf of the Noteholders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents (including, without limitation, for any expenses incurred by the Facility Administrator in connection with any dispute between the Facility Administrator and any Noteholder or between two or more of the Noteholders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Facility Administrator in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Facility Administrator in connection with any dispute between the Facility Administrator and any Noteholder or between two or more of the Noteholders), or the enforcement of any of the terms of the Transaction Documents or of any such other documents, PROVIDED that no Noteholder shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Facility Administrator. The obligations of the Noteholders under this SECTION 10.8 shall survive payment of all amounts hereunder and termination of this Agreement.

         SECTION 10.9. NOTICE OF DEFAULT. The Facility Administrator shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, Servicer Termination Event or Termination Event unless the Facility Administrator has received written notice from a Noteholder, the Trust, the

Trust Depositor, the Indenture Trustee or the Servicer referring to this Agreement describing such Event of Default, Servicer Termination Event or Termination Event and stating that such notice is a "notice of default" or words of similar import. In the event that the Facility Administrator receives such a notice, the Facility Administrator shall give prompt notice thereof to the Indenture Trustee and the Noteholders.

         SECTION 10.10. RIGHTS AS A NOTEHOLDER. In the event the Facility Administrator is a Noteholder, the Facility Administrator shall have the same rights and powers hereunder and under any other Transaction Document as any Noteholder and may exercise the same as though it were not the Facility Administrator, and the term "Noteholder" or "Noteholders" shall, at any time when the Facility Administrator is a Noteholder, unless the context otherwise indicates, include the Facility Administrator in its individual capacity. The Facility Administrator and its Affiliates may lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Servicer or any of its Subsidiaries in which the Servicer or such Subsidiary is not restricted hereby from engaging with any other Person.

         SECTION 10.11. NOTEHOLDER CREDIT DECISION. Except as expressly set forth in this Section 10.11, each Noteholder acknowledges that it has, independently and without reliance upon the Facility Administrator or any other Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Noteholder also acknowledges that it will, independently and without reliance upon the Facility Administrator or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Noteholders acknowledge and the Facility Administrator agrees that the Facility Administrator will perform certain due diligence including tests resulting in FICO scores with respect to the Obligors of certain Receivables and file review procedures consisting of those items listed on EXHIBIT K hereto (collectively, the "Specified Procedures"). The Facility Administrator shall be under no duty to inquire as to the accuracy or genuineness of the information provided to it in conducting the Specified Procedures nor shall it have any duty to review any information other than such files, reports and other information provided to it by Bluegreen.

         SECTION 10.12. SUCCESSOR FACILITY ADMINISTRATOR. The Facility Administrator, with the written consent of the Servicer (so long as Bluegreen or an Affiliate thereof is the Servicer), which consent shall not be unreasonably withheld or delayed, may resign at any time by giving written notice thereof to the Noteholders and the Servicer, such resignation to be effective upon the appointment of a successor Facility Administrator or, if no successor Facility Administrator has been appointed, forty-five days after the retiring Facility Administrator gives notice of its intention to resign. The Facility Administrator may be removed at any time with or without cause by written notice received by the Facility Administrator from all of the Noteholders, such removal to be effective on the date specified by such Noteholders. Upon any such resignation or removal, the Noteholders shall have the right to appoint, on behalf of the Noteholders, a successor Facility Administrator with the consent of the Servicer (so long as the Servicer is Bluegreen or an Affiliate thereof), which such consent shall not be unreasonably withheld or delayed. If no successor Facility Administrator shall have been so appointed by the Noteholders within thirty days after the resigning Facility Administrator's giving notice of its intention to resign, then the resigning Facility Administrator may appoint, on behalf of the Noteholders, a successor Facility Administrator. Notwithstanding the previous sentence, the Facility Administrator may at any time without the consent of the Servicer or any Noteholder, appoint any of its Affiliates which is a commercial bank or other financial institution as a successor Facility Administrator hereunder. If the Facility Administrator has resigned or been removed and no successor Facility Administrator has been appointed, the Noteholders may perform all the duties of the Facility Administrator hereunder and for all other purposes shall deal directly with the parties hereto. No successor Facility Administrator shall be deemed to be appointed hereunder until such successor Facility Administrator has accepted the appointment. Upon the acceptance of any appointment as Facility Administrator hereunder by a successor Facility Administrator, such successor Facility Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Facility Administrator. Upon the effectiveness of the resignation or removal of the Facility Administrator, the resigning or removed Facility Administrator shall be discharged from its duties and obligations hereunder and under the Transaction Documents. After the effectiveness of the resignation or removal of a Facility Administrator, the provisions of this Article X shall continue in effect for the benefit of such Facility Administrator in respect of any actions taken or omitted to be taken by it while it was acting as the Facility Administrator hereunder and under the other Transaction Documents.

                                 ARTICLE ELEVEN

                         ASSIGNMENTS; REPURCHASE OPTION

         SECTION 11.1. ASSIGNMENTS; PARTICIPATIONS.

                  (a) Except as otherwise contemplated by or permitted under this Agreement, neither the Trust, the Trust Depositor nor the Servicer may assign its rights under this Agreement without the prior written consent of more than 66 2/3% of the Outstanding Amount of each Class of Notes.

                  (b) Any Noteholder may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in the Notes. In the event of any such sale by a Noteholder of participating interests to a Participant, such Noteholder's obligations under the Transaction Documents shall remain unchanged, such Noteholder shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable under this Agreement or the other Transaction Documents shall be determined as if such Noteholder had not sold such participating interests, and all parties shall continue to deal solely and directly with such Noteholder in connection with such Noteholder's rights and obligations under the Transaction Documents.

                  (c) Except as provided in the applicable Note Purchase Agreement, any Noteholder may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities all or any part of its rights and obligations under the Transaction Documents.

         SECTION 11.2. TRUST DEPOSITOR'S REPURCHASE OPTION.

         Following Trust Depositor's written notice to the Indenture Trustee and the Facility Administrator at least twenty (20) days prior to a Payment Date, if the Receivable Balance of all Receivables in the Asset Pool is then less than 10.00% of the aggregate Receivable Balances of the Receivables purchased hereunder when so purchased, the Trust Depositor may (but is not required to) repurchase from the Trust on that Payment Date all outstanding Trust Assets at a price equal to the Aggregate Outstandings. Such price is to be deposited in the Collection Account one Business Day before such Payment Date, against the Indenture Trustee's retransfer and release of the Receivables and related Trust Assets to the Trust Depositor.

                                 ARTICLE TWELVE

                                   TERMINATION

         SECTION 12.1. SALE OF TRUST ASSETS.

                  (a) Upon any sale of the assets of the Trust pursuant to
Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "INSOLVENCY PROCEEDS") in the Collection Account. On the Payment Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to allocate such Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein) in accordance with Section 2.11.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         SECTION 13.1. AMENDMENTS AND WAIVERS.

                  (a) This Agreement may be amended from time to time by the Trust Depositor, the Servicer, the Facility Administrator, the Indenture Trustee and the Owner Trustee on behalf of the Trust, collectively, (with notice to the Rating Agencies provided by the Class A Noteholder) but without the consent of the Noteholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein which may be ambiguous or inconsistent with any other provisions herein or in any other Transaction Document, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement.

                  (b) Without limiting Section 13.1(a) above, this Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Facility Administrator, the Indenture Trustee and the Owner Trustee on behalf of the Trust, with the consent of the Noteholders of more than 50% of the outstanding balance of each Class of Notes, PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note, (ii) amend the Reserve Account Required Amount or the manner in which the Reserve Account is funded,
(iii) change the interest rate on any Notes or adversely affects the priority of payment of principal or interest made to the Noteholders or (iv) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Noteholders.

                  (c) Promptly after the execution of any such amendment or consent not requiring Noteholder consent, the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Noteholder. It shall not be necessary for the consent of Noteholders pursuant to SECTION 13.1(B) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders of the execution thereof shall be subject to such reasonable requirements the Indenture Trustee may prescribe.

                  (d) Prior to the execution of any amendment to this Agreement, pursuant to Section 13.1(a) the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (e) Upon the execution of any amendment or consent pursuant to this SECTION 13.1, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every holder of Notes and Certificates theretofore or thereafter issued hereunder shall be bound thereby.

         SECTION 13.2. PROTECTION OF TITLE TO TRUST.

                  (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Noteholders, the Indenture Trustee and the Owner Trustee in the Trust Assets and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Trust, the Trust Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Trust, the Owner Trustee, the Facility Administrator and the Indenture Trustee at least 30 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) The Trust, the Trust Depositor and the Servicer shall give the Facility Administrator, the Owner Trustee and the Indenture Trustee at least 30 days' prior written notice of any relocation of the principal executive office of the Trust Depositor and the Servicer (in the case of notice provided by the Servicer) if, as a result of such relocation, the applicable provisions of the UCC would require filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States.

                  (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in or credited to the Collection Account in respect of each Receivable.

                  (e) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that shall refer to a Receivable indicate clearly the interest of the Trust and the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust and has been pledged to the Indenture Trustee. Indication of the Trust's ownership of and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Indenture Trustee's Lien on the related Receivable shall have been released in accordance with the applicable provisions of the Transaction Documents.

                  (f) If at any time the Trust Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in vacation timeshare contracts to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust and has been pledged to the Indenture Trustee.

                  (g) Upon request, the Servicer shall furnish to the Facility Administrator and the Indenture Trustee, within five Business Days, a list of all Receivables then held as part of the Trust Assets, together with a reconciliation of such list to the Schedule of Receivables and to each of the Monthly Reports furnished before such request indicating removal of Receivables from the Trust.

                  (h) The Servicer shall deliver to the Owner Trustee, the Facility Administrator and the Indenture Trustee promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee and reciting the details of each filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         SECTION 13.3. NOTICES, ETC.

         All notices, demands, certificates, requests and communications hereunder ("NOTICES") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a verbal confirmation of receipt (except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex), in all cases addressed to the recipient as follows:

         If to Bluegreen or the Servicer:     Bluegreen Corporation
                                              4960 Blue Lake Drive
                                              Boca Raton, Florida 33431
                                              Attn: Patrick E. Rondeau, Esq.
                                              Telecopy: (561) 912-8299

         If to the Trust Depositor:           Bluegreen Receivables Finance
                                                Corporation IV
                                              4960 Blue Lake Drive
                                              Boca Raton, Florida 33431
                                              Attn: Patrick E. Rondeau, Esq.
                                              Telecopy: (561) 912-8299

         If to the Owner Trustee:             Wilmington Trust Company
                                              Rodney Square North
                                              1100 North Market Street
                                              Wilmington, Delaware 19890-0001
                                              Attention: Corporate Trust
                                                         Administration
                                              Telecopier No.: (302) 651-8882

                                              with a copy (for so long as
                                              Bluegreen or an Affiliate
                                              thereof is the Servicer) to:

                                              Bluegreen Corporation
                                              4960 Blue Lake Drive
                                              Boca Raton, Florida 33431
                                              Attn: Patrick E. Rondeau, Esq.
                                              Telecopy: (561) 912-8299

         If to the Facility Administrator:    Heller Financial, Inc.
                                              30th Floor - HREF/VO
                                              500 W. Monroe Street
                                              Chicago, Illinois  60661
                                              Attn:  Group General Counsel -
                                              Vacation Ownership
                                              Telecopier No.: (312) 441-7872

         If to the Back-Up Servicer:          Concord Servicing Corporation
                                              6560 North Scottsdale Road
                                              Suite G-100
                                              Scottsdale, Arizona 85253
                                              Attn: Frederick G. Pink, Esq.
                                              Telecopier No.: (602) 951-8879

         If to the Indenture Trustee
                  or the Custodian:           U.S. Bank Trust National
                                                Association
                                              180 East Fifth Street
                                              St. Paul, Minnesota 55101
                                              Attn:  Structured Finance
                                              Telecopier No.:  (651) 244-0089

         If to the Club Trustee:              4950 Blue Lake Drive
                                              Suite 400
                                              Boca Raton, Florida 33431
                                              Attention: Patrick Rondeau, Esq.
                                              Telecopier No.: (561) 912-7999

         If to the Noteholders:               Barclays Bank PLC
                                              222 Broadway
                                              New York, New York 10038
                                              Telecopier No.: (212) 412-6846

                                              Heller Financial, Inc.
                                              30th Floor - HREF/VO
                                              500 W. Monroe Street
                                              Chicago, Illinois  60661
                                              Attn:    Manager - Client Services
                                                       Vacation Ownership
                                              Telecopier No.: (312) 441-7560

         Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         SECTION 13.4. NO WAIVER; REMEDIES.

         No failure on the part of the Facility Administrator or the Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by law, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13.5. BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 13.6. TERM OF THIS AGREEMENT.

         This Agreement, including, without limitation, the Servicer's and the Trust Depositor's obligation to observe its respective covenants set forth in

Article VI, shall remain in full force and effect until there are no Aggregate Outstandings; PROVIDED, HOWEVER, that the provisions of SECTION 13.9 and 13.10 shall be continuing and shall survive any termination of this Agreement.

         SECTION 13.7. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         SECTION 13.8. WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 13.9. COSTS, EXPENSES AND TAXES.

                  (a) Bluegreen and the Trust Depositor agree to pay or cause to be paid on demand all reasonable out-of-pocket costs and expenses of the Trust actually incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Trust with respect thereto and with respect to advising the Trust as to its respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), incurred by the Trust in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

                  (b) Bluegreen and the Trust Depositor shall pay or cause to be paid on demand any and all damages, losses, claims, liabilities, fees and related costs and expenses, (including the reasonable fees and out-of pocket expenses of attorneys) actually incurred by or awarded against the Trust, the Noteholders, the Facility Administrator or any of their respective Affiliates (each, an "INDEMNIFIED PARTY") arising out of or as a result of any acts, omissions or alleged acts or omissions of the Sellers or Trust Depositor in violation or in contravention of this Agreement or other Transaction Documents and owed by such Indemnified Party to any other Person; PROVIDED that neither the Trust Depositor nor Bluegreen shall be liable for the payment of any portion of such damages, losses, claims, liabilities, fees or related costs or expenses resulting from the gross negligence or willful misconduct of an Indemnified Party or the breach of a Requirement of Law by an Indemnified Party; PROVIDED, HOWEVER, that nothing contained in this paragraph shall be construed to obligate Bluegreen or the Trust Depositor to indemnify an Indemnified Party with respect to losses, claims, damages and liabilities incurred as a result of the payment performance of the Trust Assets.

                  (c) The Servicer agrees to indemnify and hold the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Facility Administrator and all of their officers, directors and employees harmless against any and all claims, losses, penalties, fines, forfeitures, amounts paid in settlement, judgments, reasonable attorneys' fees and related litigation costs, fees and expenses which result from: (a) any action taken by or on behalf of the Servicer (except in the event the Back-up Servicer is the Servicer) relating to any Receivable or related Trust Asset which is not permitted by or pursuant to the terms of this Agreement, (b) any illegal act or omission by the Servicer, or (c) any act or omission constituting gross negligence or willful misconduct by any officer, director, agent or employee of the Servicer in connection with the Servicer's performance under this Agreement.

         SECTION 13.10. NO BANKRUPTCY COVENANT.

         The parties hereto hereby covenant and agree that they will not institute against, or join any other Person in instituting against, the Trust, the Trust Depositor or the Club Trustee any involuntary Insolvency Proceedings or take any action in contemplation or furtherance thereof.

         SECTION 13.11. PROTECTION OF OWNERSHIP INTERESTS OF THE TRUST; INTENT OF PARTIES; BACK-UP SECURITY INTEREST.

                  (a) The Trust Depositor agrees that from time to time, at its expense, it will or will cause the Servicer to promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Trust may reasonably request, to perfect, protect or more fully evidence its ownership of and interest in the Trust Assets, or to enable the Trust to exercise and enforce its rights and remedies hereunder.

                  (b) If the Trust Depositor or the Servicer fails to perform any of its obligations hereunder after ten (10) days' notice from the Trust, the Trust may (but shall not be required to) perform, or cause performance of, such obligation; and the Trust's costs and expenses incurred in connection therewith shall be payable by the Trust Depositor (if the Servicer that fails to so perform is the Trust Depositor or an Affiliate thereof) as provided in Section 12.9, as applicable. The Trust Depositor irrevocably authorizes the Trust and appoints the Trust as its attorney-in-fact to act on behalf of the Trust Depositor (i) to execute on behalf of the Trust Depositor as debtor and to file financing statements necessary or desirable in the Trust's sole discretion to perfect and to maintain the perfection and priority of the interest of the Trust in the Trust Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Trust Assets as a financing statement in such offices as the Trust in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Trust in the Trust Assets.

         SECTION 13.12. BACK-UP SECURITY INTEREST. It is the intention of the Sellers, the Trust Depositor and the Trust that the transactions contemplated by the Sale and Contribution Agreement and this Agreement constitute an irrevocable sale, assignment and transfer of ownership of the Assets transferred thereunder and the Trust Assets transferred hereunder. Nevertheless, in the event a court of competent jurisdiction were to ever determine that the transactions contemplated by the Sale and Contribution Agreement and this Agreement were secured financings rather than "TRUE SALES", each Seller has granted the Trust Depositor in the Sale and Contribution Agreement and the Trust Depositor by assignment of its rights thereunder has granted (and hereby grants to) the Trust a "SECURITY INTEREST" (the term security interest, as used throughout this Agreement, is used as defined in the UCC) in the Trust Assets being conveyed hereunder, which is enforceable in accordance with the UCC upon execution and delivery of this Agreement securing the repayment of the purchase price paid hereunder and the obligations and/or interests provided for in this Agreement and in the order and priorities, and subject to the other terms and conditions of this Agreement and the other Transaction Documents, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto. Upon (i) the filing of UCC-1 financing statements naming the Trust as secured party/buyer, the Trust Depositor, as debtor/seller, and the Indenture Trustee, as assignee, and (ii) the Custodian, for the benefit of the Trust, taking possession of the Receivables and Receivables Files, the Trust shall have a first priority perfected security interest in the Trust Assets and Collections, subject only to Permitted Liens. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Trust in the Trust Assets and Collections have been (or prior to the applicable Purchase will be) made. Upon the filing of UCC-1 financing statements naming (i) the Indenture Trustee as secured party and the Trust as debtor with respect to the Trust Assets and (ii) the Custodian, for the benefit of the Indenture Trustee, taking possession of the Receivables and Receivables Files and, in the case of Incremental Purchases or Subsequent Receivables on the applicable Incremental Purchase Date or Subsequent Transfer Date, as applicable, the Indenture Trustee shall have a first priority perfected security interest in the Trust Assets subject only to Permitted Liens. Neither the Trust Depositor nor any Person claiming through or under Trust Depositor shall have any claim to or interest in any of the Trust Assets, except to the extent set forth in SECTIONS 2.11(A) and (B), as applicable, and if, notwithstanding the expressed intention of the parties hereto, this Agreement constitutes the grant of a security interest (for collateral purposes) in such property, except for the interest of Trust Depositor in such property as a debtor for purposes of the UCC.

         SECTION 13.13. EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 13.14. FURTHER ASSURANCES. The Trust agrees that it will cooperate with Servicer to facilitate the remarketing of Intervals and Vacation Points relating to a Defaulted Receivable pursuant to SECTION 9.14. Additionally, in the event Bluegreen is the "SERVICER" hereunder, Bluegreen or the Club will be the exclusive "BROKER" of the Intervals or Vacation Points, as the case may be.

         SECTION 13.15. SAVINGS CLAUSE. Notwithstanding anything to the contrary stated herein, in the event Bluegreen Corporation is not acting as servicer hereunder, the covenants in Section 6.3 (a), (b), (c), (d), (e), (f), (g), (k) and (l) shall remain in full force and effect with respect to Bluegreen, and Bluegreen shall remain obligated to provide those Reports described in Article Nine hereof which it is able to continue to provide.

         SECTION 13.16. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE.

                  (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by U.S. Bank Trust National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall U.S. Bank Trust National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the Trust Assets.

         SECTION 13.17. CONFIDENTIALITY. Each of the Facility Administrator and the Noteholders (or any owner of an interest in a Note) agrees to take and to use commercially reasonable efforts to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by or on behalf of Bluegreen (individually and in its capacity as Servicer) under this Agreement or any other Transaction Document, and none of such Persons nor any of their Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Transaction Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person or one of its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than Bluegreen, provided that such source is not bound by a confidentiality agreement with Bluegreen known to such Person; PROVIDED, HOWEVER, that such Person or any assignee (including any assignee thereof) may disclose such information (A) at the request of, or pursuant to any requirement of any such Person, or in connection with, an examination of such Person by any regulatory authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person or any Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document; (F) to such Person's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such participant or assignee agrees in writing to keep such information confidential to the same extent required of such Person hereunder;
(H) as to such Person or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Bluegreen is party or is deemed party with such Person or its Affiliates; (I) to its Affiliates; PROVIDED such Affiliate is bound by the confidentiality provisions;
(J) to any rating agency or regulatory body overseeing such Person or any assignee and (K) to any party providing liquidity or credit support to such Person or any assignee; provided that such participant or assignee agrees in writing to keep such information confidential to the same extent required of such Person hereunder.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE TRUST DEPOSITOR:              BLUEGREEN RECEIVABLES FINANCE CORPORATION IV
                                  By: /s/ JOHN F. CHISTE
                                      -----------------------------------------
                                  Printed Name:  JOHN F. CHISTE
                                  Title:
                                  Treasurer



THE SERVICER
AND BLUEGREEN:                    BLUEGREEN CORPORATION

                                  By: /s/ JOHN F. CHISTE
                                      -----------------------------------------
                                  Printed Name:  JOHN F. CHISTE
                                  Title:
                                  Treasurer


THE BACK-UP SERVICER:             CONCORD SERVICING CORPORATION


                                  By: /s/ FRED PINK
                                      -----------------------------------------
                                  Printed Name:  FRED PINK
                                  Title: Vice President


                 Signature Page to Sale and Servicing Agreement

THE TRUST:                     BXG RECEIVABLES OWNER TRUST 2000


                               By:  Wilmington Trust Company, not
                                    individually but solely as
                                    Owner Trustee

                               By: /s/ JILL K. MORRISON
                                   -----------------------------------------
                               Printed Name:  JILL K. MORRISON
                               Title: Financial Services

THE INDENTURE TRUSTEE
AND THE CUSTODIAN:             U.S. BANK TRUST NATIONAL
                               ASSOCIATION

                               By: /s/ TAMARA SCHULTZ-FUGH
                                   -----------------------------------------
                               Printed Name:  TAMARA SCHULTZ-FUGH
                               Title: ASSISTANT VICE PRESIDENT

THE CLUB TRUSTEE:              VACATION TRUST, INC., for itself and as
                               Club Trustee under the Club Trust Agreement

                               By:  /s/ CONSTANCE G. DODD
                                   -----------------------------------------
                               Printed Name: CONSTANCE G. DODD
                               Title: VICE PRESIDENT

THE FACILITY ADMINISTRATOR:    HELLER FINANCIAL, INC.


                               By: /s/  DENNIS K. HOLLAND
                                   -----------------------------------------
                               Printed Name:DENNIS K. HOLLAND
                               Title:  SENIOR VICE PRESIDENT

THE NOTEHOLDERS:               HELLER FINANCIAL, INC.


                               By: /s/  DENNIS K. HOLLAND
                                   -----------------------------------------
                               Printed Name: DENNIS K. HOLLAND
                               Title: SENIOR VICE PRESIDENT

                               BARCLAYS BANK PLC

                               By: /s/  ANDREW SCHUSTER
                                   -----------------------------------------
                               Printed Name:  ANDREW SCHUSTER
                               Title:  ASSOCIATE DIRECTOR

                 Signature Page to Sale and Servicing Agreement